SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

MAX RE CAPITAL LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAX RE CAPITAL LTD.
(a Bermuda company)

Max Re House
2 Front Street
Hamilton HM 11
Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 28, 2005

Notice is hereby given that the Annual General Meeting of Shareholders (the “Meeting”) of Max Re Capital Ltd. (the “Company”) will be held at Max Re House, 2 Front Street, Hamilton HM 11, Bermuda, on April 28, 2005 at 1:00 p.m. Atlantic Daylight Time, for the following purposes:

1.	To elect four Class 2 directors of the Company to serve until the Company’s annual general meeting of shareholders in 2008.

2.	To consider and, if thought fit, approve an amendment to the Company’s 2000 Stock Incentive Plan (the “Incentive Plan”) to increase the number of shares issuable under the Incentive Plan from 5,000,000 to 8,000,000 shares.

3.	To consider and, if thought fit, approve an amendment to the Incentive Plan to allow for the granting of Awards (as defined in the Incentive Plan to include options, restricted shares, restricted share units, purchases, share awards or any other awards based on the value of the Company’s Common Shares) to the Company’s Non-Employee Directors (as such term is defined in the Incentive Plan).

4.	To ratify the appointment of KPMG, Hamilton, Bermuda, as the Company’s independent auditors for 2005.

5.	To authorize the election of four Class 2 directors of Max Re Ltd., a wholly-owned subsidiary of the Company (“Max Re”), to serve until the annual general meeting of the shareholders of Max Re in 2008.

6.	To authorize the ratification of the appointment of KPMG, Hamilton, Bermuda, as Max Re’s independent auditors for 2005.

7.	To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

Only shareholders of record, as shown by the transfer books of the Company, at the close of business on March 10, 2005 will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE SIGN THE ACCOMPANYING PROXY CARD EXACTLY AS YOUR NAME APPEARS ON YOUR SHARE CERTIFICATE(S). IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOUR SHARES WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED IN THE PROXY STATEMENT. IF NO INSTRUCTION IS GIVEN, YOUR SHARES WILL BE VOTED “FOR” ITEMS 1, 2, 3, 4, 5 AND 6 IN THE PROXY. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

By order of the Board of Directors, Robert J. Cooney Chairman of the Board

March 23, 2005
Hamilton, Bermuda

MAX RE CAPITAL LTD.
(a Bermuda company)

Max Re House
2 Front Street
Hamilton HM 11
Bermuda

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors”) of Max Re Capital Ltd. (the “Company”) of proxies for use at the Annual General Meeting of Shareholders of the Company (the “Meeting”) to be held at Max Re House, 2 Front Street, Hamilton HM 11, Bermuda, on April 28, 2005 at 1:00 p.m., Atlantic Daylight Time, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders (“Notice of Meeting”). The Company’s Annual Report to shareholders for the fiscal year ended December 31, 2004, including financial statements, is included with this Proxy Statement for informational purposes and not as a means of soliciting your proxy. Additional copies of the Annual Report may be obtained, without charge, by writing to the Company at the address above.

This Proxy Statement and the accompanying Notice of Meeting and Proxy are first being mailed to shareholders on or about March 23, 2005.

VOTING SECURITIES AND VOTE REQUIRED

As of March 10, 2005, the record date for the determination of persons entitled to receive notice of and to vote at the Meeting, there were issued and outstanding 46,397,111 common shares, US$1.00 par value per share, of the Company (the “Common Shares”). The Common Shares are the Company’s only class of equity securities outstanding and entitled to vote at the Meeting or any and all adjournments thereof.

Each Common Share held by a shareholder entitles such shareholder to one vote on each matter that is voted upon by poll at the Meeting or any adjournments thereof, subject to certain provisions of the Company’s Bye-laws that reduce the total voting power of any U.S. shareholder owning, directly or indirectly, beneficially or otherwise, as described in the Company’s Bye-laws, 9.5% or more of the Common Shares to less than 9.5% of the total voting power of the Company’s capital stock unless otherwise waived at the discretion of the Board of Directors. In addition, the Board of Directors may limit a shareholder’s voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences.

The reduction of such voting power may have the effect of increasing another shareholder’s voting power to more than 9.5%, thereby requiring a corresponding reduction in such other shareholder’s voting power. Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, the Company requests that any holder of Common Shares with reason to believe that it is a shareholder whose Common Shares constitute 9.5% or more of the voting power of the Company (each, a “9.5% Shareholder”) contact the Company promptly so that the Company may determine whether the voting power of such holder’s Common Shares should be reduced. By submitting a proxy, a holder of Common Shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.5% Shareholder. The directors of the Company are empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of Common Shares, the names of persons having beneficial ownership of the shareholder’s Common Shares, relationships with other shareholders or any other facts the directors may consider relevant to the determination of the number of Common Shares attributable to any person. The directors may disregard the votes attached to Common Shares of any holder who fails to respond to such a request or who, in their judgment, submits incomplete or inaccurate information. The directors retain certain discretion to make such final adjustments that they consider fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the Common Shares of any shareholder to ensure that no person shall be a 9.5% Shareholder at any time.

The presence, in person or by proxy, of the holders of more than 50% of the issued and outstanding Common Shares as of March 10, 2005, the record date of the Meeting, is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, the affirmative vote of the holders of a simple majority of the Common Shares voting at the Meeting will be required to approve each of the matters to be voted upon at the Meeting.

With regard to any proposal, votes may be cast in favor of or against such proposal or a shareholder may abstain from voting on such proposal. Abstentions will be excluded entirely from the vote and will have no effect except that abstentions and “broker non-votes” will be counted toward determining the presence of a quorum for the transaction of business.

SOLICITATION AND REVOCATION

PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Such persons designated as proxies are officers of the Company. Any shareholder desiring to appoint another person to represent him or her at the Meeting may do so by inserting such person’s name in the blank space provided on the accompanying form of proxy and delivering an executed proxy to the Secretary of the Company at the address indicated above before the time of the Meeting. It is the responsibility of the shareholder appointing such other person to represent him or her to inform such person of this appointment.

All Common Shares represented by properly executed proxies that are returned and not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy, it will be voted FOR each of the proposals described herein and set forth on the accompanying form of proxy, and in accordance with the proxy holder’s best judgment as to any other business as may properly come before the Meeting. If a shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person should vote the shares in respect of which he or she is appointed proxy holder in accordance with the directions of the shareholder appointing him or her.

Proxies must be received by the Company not less than 24 hours prior to the holding of the Meeting. A shareholder may revoke his or her proxy at any time up to one hour prior to the commencement of the Meeting by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date or by appearing in person and voting by ballot at the Meeting. A shareholder may vote his or her shares in person even if he or she has returned a proxy.

PROPOSAL ONE

ELECTION OF DIRECTORS OF THE COMPANY

Four individuals are to be elected as Class 2 directors of the Company at the Meeting. The size of the Company’s Board of Directors is currently fixed at 12 directors; the Board is divided into three classes of equal size: Class 1 (four directors), Class 2 (four directors) and Class 3 (four directors). As provided in the Company’s Bye-laws, the term of the Class 2 directors shall expire at the Meeting. The current Class 2 directors are Messrs. William H. Heyman, Willis T, King, Jr., Peter A. Minton and Steven M. Skala, each of whom is a nominee for election as a Class 2 director at the Meeting. If elected, the term of each nominee will expire at the Company’s annual general meeting of shareholders in 2008. The Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director of the Company if elected. In the event that any nominee is unable to serve as a director, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as the Board of Directors may propose. The Board of Directors unanimously recommends that you vote FOR the election of each of the nominees.

Set forth below is biographical information concerning each nominee for election as a director of the Company and each person who is continuing as a director of the Company, including each such individual’s principal occupation and the period during which such person has served as a director of the Company.

NOMINEES FOR DIRECTOR OF THE COMPANY WHOSE TERMS, IF ELECTED, WILL EXPIRE IN 2008:

William H. Heyman, 56, has served as a Director of the Company and Max Re since May 2000. Mr. Heyman serves as Executive Vice President and Chief Investment Officer of The St. Paul Travelers Companies, a position he has held since May 2002. Mr. Heyman has served as a director of Nuveen Investments, Inc., an affiliate of The St. Paul Travelers Companies, since 2002. From 2000 to March 2002, Mr. Heyman served as Chairman of Citigroup Investments Inc., a subsidiary of Citigroup Inc. From 1995 until February 2001, Mr. Heyman served in various positions with Citigroup Investments Inc., and its predecessor, Travelers Investment Group. Mr. Heyman also served as Chief Executive Officer of Tribeca Investments, L.L.C., a Citigroup subsidiary (and member firm of the New York Stock Exchange), which conducted proprietary trading and investment activities, including merger arbitrage, convertible hedging (domestic and international) and distressed securities investing, as well as Chief Executive Officer of Tribeca Management, L.L.C., a registered investment advisor. From 1993 to 1995, Mr. Heyman was a managing director and head of the private investment department of Salomon Brothers Inc. From 1991 to 1993, Mr. Heyman served as the Director of the Division of Market Regulation of the U.S. Securities and Exchange Commission in Washington, D.C.

Willis T. King, Jr., 60, has served as a Director of the Company and Max Re since September 1999. Mr. King serves as Chairman of First Protective Insurance Company, Lake Mary, Florida, a position he has held since March 1998. From June 1999 to November 2001, Mr. King served as Chairman of the Board and Chief Executive Officer of Highlands Insurance Group. In October 2002, Highlands Insurance Group filed for protection under chapter 11 of the U.S. bankruptcy code. Mr. King has served as a director of SCPIE Holdings, Inc. (NYSE: SKP), a medical malpractice insurance company, since 1997. From 1997 to June 1999, Mr. King was a Vice Chairman of Guy Carpenter & Co. From 1984 to 1997, Mr. King held various positions at Willcox, Inc., including Chairman and Chief Executive Officer. From 1987 to 1997, Mr. King was a director of Johnson & Higgins, which was subsequently merged into Marsh & McLennan. Mr. King is a member of the Advisory Council, School of Public Heath, The University of North Carolina, Chapel Hill.

Peter A. Minton, 46, has served as a Director of the Company and Max Re since July 2004, and as Executive Vice President and Chief Risk Officer since February 2001. Mr. Minton joined the Company in April 2000 as Senior Vice President and Chief Risk Officer. Mr. Minton has served as a director of Max Re Diversified Strategies Ltd. (“Max Re Diversified”) since October 2001. From 1999 to 2000, Mr. Minton served as Managing Director and Head of Fixed Income Research for Scudder Kemper Investments. From 1996 to 1999, Mr. Minton served as a Senior Vice President of Investments at General Reinsurance Company. From 1991 to 1996, Mr. Minton held the position of Principal and Head of Fixed Income Strategy at Morgan Stanley & Co. Incorporated. From 1984 to 1991, Mr. Minton served as Vice President and Portfolio Manager at CMB Investment Counselors. Prior to joining CMB Investment Counselors, Mr. Minton served as a tax planner in the Tax Department of Ernst & Whinney between 1981 and 1984.

Steven M. Skala, 49, has served as a Director of the Company and Max Re since May 2000. Mr. Skala serves as Vice Chairman of Deutsche Bank, AG, Australia and New Zealand, a position he has held since September 2004. Mr. Skala was a solicitor and a partner of Arnold Bloch Leibler, Melbourne, Australia, from 1985 to 2004, and was a partner of Morris Fletcher & Cross, Brisbane, Australia from 1982 to 1985. Mr. Skala was appointed Chairman and a non-Executive Director of Hexima Limited in May 2002, Live Events Wireless Pty Ltd in February 2003 and the Australian Centre for Contemporary Art in September 1999. Mr. Skala serves as a non-Executive Director of Wilson HTM Limited, HFM Limited, the Walter & Eliza Hall Institute for Medical Research and The Centre for Independent Studies. He is a member of the International Council of the Museum of Modern Art (New York) and is also a non-Executive Director of the Australian Ballet, whose audit committee he chairs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES ABOVE.

DIRECTORS OF THE COMPANY WHOSE TERMS WILL EXPIRE IN 2006:

Zack H. Bacon III, 52, has served as a Director of the Company and Max Re since their formation in July 1999 and also serves as Deputy Chairman of the Company. Since 2003, Mr. Bacon has served as a director and the Chief Investment Officer of Alstra Capital Management, LLC (“Alstra”), the Company’s fund of funds advisor and an affiliate of Moore Capital Management, LLC (“MCM”). Since October 1998, Mr. Bacon has been a member of the Board of Directors and a Managing Director of each of MCM and Moore Capital Advisors, L.L.C. Mr. Bacon is also a member of the Investment Advisory Committee of MCM. From 1985 to 1998, Mr. Bacon ran his own asset management firm. From 1983 to 1985, Mr. Bacon managed the non-equity portfolio of Soros Fund Management Company. Prior to 1983, Mr. Bacon was a Vice President at Goldman, Sachs & Co.

Laurence W. Cheng, 57, has served as a Director of the Company and Max Re since September 1999. He is a partner and co-founder of Capital Z Partners, L.P. (“Capital Z Partners”). Prior to forming Capital Z Partners in 1998, Mr. Cheng was, from 1997, the Chief Investment Officer and member of the Corporate Executive Board of the Zurich Financial Services Group, a global insurance and financial services company. From 1996 until 1997, Mr. Cheng was President and Chief Executive Officer of Zurich Investment Management Ltd., an asset manager for institutional customers. From 1988 until 1996, Mr. Cheng was the President and Chief Executive Officer of Zurich Bermuda, and in 1992 was also named Chief Financial Officer of the Centre Re Group. Throughout his 23-year tenure with the Zurich Financial Services Group, Mr. Cheng served in a number of different roles, including managing, accounting, actuarial, taxation and investment functions.

John L. Marion, 52, has served as a Director of the Company and Max Re since November 2002. He is the President and Managing Director of Western General Insurance Ltd. (“Western General”), a position he has held since 1986. From 1981 to 1986, Mr. Marion served as Assistant Vice President of International Risk Management Ltd. Mr. Marion is a chartered accountant admitted to the Canadian and Alberta Institute and to the Bermuda Institute. In addition, Mr. Marion is a chartered financial analyst admitted to the CFA Institute.

James L. Zech, 47, has served as a Director of the Company and Max Re since December 1999. He has been a principal and the President and Investment Manager of High Ridge Capital, L.L.C. (“High Ridge”) since its formation in 1995. From 1992 to 1995, Mr. Zech was an investment banker at S.G. Warburg & Co., Inc., where he was responsible for forming the U.S. Insurance Group as part of Warburg’s worldwide financial institutions practice. From 1988 to 1992, Mr. Zech was a member of the Insurance Investment Banking Group of Donaldson, Lufkin & Jenrette Securities Corporation.

DIRECTORS OF THE COMPANY WHOSE TERMS WILL EXPIRE IN 2007:

John R. Barber, 43, has served as a Director of the Company and Max Re since March 2002. Since January 2002, Mr. Barber has served as the Managing Partner of Citigroup Private Equity, a division of Citigroup Investments Inc., a subsidiary of Citigroup Inc. From September 2000 to January 2002, Mr. Barber served at Salomon Smith Barney Inc. as Co-Head of Citigroup Employee Fund of Funds and Salomon Smith Barney Capital Partners. From January 1995 to September 2000, Mr. Barber served as Deputy Head of the Financial Entrepreneurs Group, as a senior member of the Equity Capital Markets Group and as a member of the Commitment Committee at Salomon Smith Barney Inc. Mr. Barber joined Salomon Smith Barney Inc. in 1995 as a Managing Director. Prior to 1995 he was Managing Director and Head of the Equity Capital Markets Group at Kidder Peabody & Co.

W. Marston Becker, 52, has served as a Director of the Company and Max Re since April 2004. Mr. Becker served as Chairman of the Board and Chief Executive Officer of Trenwick Group, Ltd., a Bermuda insurance company, from August 2002 until January 2005. In August 2003, Trenwick Group, Ltd. filed for protection under chapter 11 of the U.S. bankruptcy code. Mr. Becker also has served as General Partner and Chairman of the Board of West Virginia Media Holdings, which he co-founded, since April 2001. Mr. Becker served as Chairman of Hales & Company, a banking firm specializing in insurance and financial services, from July 2000 until April 2004. From November 1999 to December 2000, Mr. Becker served as Vice Chairman and a Director of Royal & SunAlliance USA following their acquisition at Orion Capital Corporation, where from 1997 to 1999 Mr. Becker served as its Chairman of the Board and Chief Executive Officer and from 1994 to 1996 as President and Chief Executive Officer of its subsidiary. He is also an Advisory Board member of the Conning Funds, American Securities Funds, International Catastrophe Insurance Managers, LLC and Recovery National Corporation. Mr. Becker is licensed as a certified public accountant in West Virginia.

Robert J. Cooney, 50, has served as a Director of the Company and Max Re since their formation in July 1999, as President and Chief Executive Officer of the Company since September 1999 and as Chairman of the Company since November 1999. Mr. Cooney has served as a director of Max Europe Holdings Limited (“Max Europe Holdings”) and Max Insurance Europe Limited (“Max Insurance Europe”) since June 2003, Max Re Diversified since October 2001, Grand Central Re Limited (“Grand Central Re”) since May 2001, Max Re Managers Ltd. (“Max Re Managers”) since January 2001 and Max Re Europe Limited (“Max Re Europe”) since April 2000. From 1987 to 1999, Mr. Cooney held various senior management positions at XL Insurance Ltd., one of the principal insurance operating units of XL Capital Ltd. (NYSE: XL), a Bermuda-based, multi-line insurer. In 1998, Mr. Cooney became President and Chief Executive Officer of XL Insurance Ltd. and Executive Vice President of XL Capital Ltd. From 1995 to 1998, Mr. Cooney was President and Chief Operating Officer of XL Insurance Ltd. From 1983 to 1987, Mr. Cooney held various senior management positions at Trenwick Group, Inc., a U.S. based insurer and reinsurer, and its Bermuda-based subsidiary, Trenwick Services, Ltd., including the position of President of Trenwick Services, Ltd. From 1980 to 1983, Mr. Cooney was a partner at Wypich Illsley & Associates, a management consulting and executive search firm. Prior to 1980, Mr. Cooney was employed as a facultative underwriter at General Reinsurance Corp.

Mario P. Torsiello, 49, has served as a Director of the Company and Max Re since March 2000. Since November 2001, Mr. Torsiello has served as President and Chief Executive Officer of Torsiello Capital Advisors Inc. and Torsiello Capital Partners, LLC (and their predecessor companies), advisory and investment banking firms specializing in insurance, asset management and other financial services. From September 2000 to November 2001, Mr. Torsiello served as Managing Director and Head of North American Insurance Practice of Dresdner Kleinwort Wasserstein, Inc. (formerly known as Wasserstein Perella & Co. Inc.). From December 1999 to September 2000, Mr. Torsiello served as President and a director of INDC Group Inc., a California-based insurance company formed to offer a broad line of consumer orientated insurance products through the Internet. From 1987 to 1999, Mr. Torsiello was an investment banker at Salomon Smith Barney Inc., having served as Managing Director from 1995 and Co-Head of the Insurance Group from 1997 to 1999. Mr. Torsiello also served as a member of the firm’s Capital Commitments Committee from 1995 to 1999. Prior to joining Salomon Smith Barney, Mr. Torsiello was a Senior Manager in KPMG’s New York insurance accounting and audit services unit. Mr. Torsiello is a member of the Board of Advisors of Fordham College of Business Administration. Mr. Torsiello is licensed as a Certified Public Accountant and as a reinsurance broker in the State of New York.

Executive Officers of the Company Who are Not Directors

Set forth below is biographical information concerning each executive officer of the Company who is not a director.

W. Dave Brining, 48, has served as Executive Vice President – Marketing and Client Services since March 2003 and of Property and Casualty Operations from September 1999 through March 2003. Mr. Brining has served as a director of Max Re Managers since January 2001. Mr. Brining worked at Scandinavian Reinsurance Company Limited, a Bermuda-based specialist alternative risk transfer underwriter (“Scandinavian Re”), from its formation in 1988 through 1999, serving as a director and Executive Vice President from 1997 to 1999 and Senior Vice President and Chief Financial Officer from 1988 to 1997. Prior to joining Scandinavian Re, Mr. Brining was Controller of GTE Reinsurance Co., a Bermuda-based reinsurer, from 1984 to 1988.

Keith S. Hynes, 52, has served as Executive Vice President and Chief Financial Officer since September 1999. Mr. Hynes has served as President of Grand Central Re since May 2001, and as a director of Max Europe Holdings and Max Insurance Europe since June 2003, a director of Max Re Diversified since October 2001, a director of Max Re Managers since January 2001 and a director of Max Re Europe since April 2000. From 1994 to 1999, Mr. Hynes held various senior management positions at RenaissanceRe Holdings, Ltd. (NYSE: RNR), a Bermuda reinsurer and insurer that he co-founded, and its subsidiaries. For RenaissanceRe Holdings, Ltd., Mr. Hynes acted as Executive Vice President – Primary Operations from 1997 to 1999 and Senior Vice President and Chief Financial Officer from 1994 to 1997. For RenaissanceRe Holdings, Ltd.‘s subsidiary, Renaissance U.S. Holdings, Inc., he served as President and Chief Executive Officer from 1998 to 1999. Prior to joining RenaissanceRe Holdings, Ltd., Mr. Hynes held various positions at Hartford Steam Boiler Inspection and Insurance Co., a Connecticut insurance company, from 1983 to 1994, including the position of Senior Vice President and Chief Financial Officer from 1992 to 1994. From 1978 to 1983, he held various positions, including Assistant Vice President, at Aetna Life and Casualty Company. Mr. Hynes has served as a director of DaVinciRe Holdings Ltd. since 2001. In addition, Mr. Hynes is a chartered financial analyst admitted to the CFA Institute.

Philip R. Kruse, 56, has been appointed to serve as President, Life Reinsurance Division of Max Re. This appointment is still pending, and remains subject to, approval by Bermuda Immigration authorities. Since November 1999, Mr. Kruse has served as Executive Vice President – Life and Annuity Operations of the Company. Mr. Kruse has served as a director of Max Re Managers since January 2001. From April 1994 to November 1999, Mr. Kruse served as Senior Vice President, responsible for general management of business in partnership with the president and chief actuary, at ING Reinsurance (formerly Security Life Reinsurance), a U.S.-based reinsurance company. From 1991 to 1994, Mr. Kruse was Vice President of Marketing of Transport Life, part of the Travelers Group. For a year prior to joining Transport Life, Mr. Kruse served as Senior Vice President at MacKeen and Bailey and, from 1980 to 1990, Mr. Kruse held various positions at Transamerica Occidental Life, including Regional Vice President, Second Vice President and Sales Director and Underwriting Manager.

Composition, Meetings and Committees of the Board of Directors

The Board of Directors currently has 12 members, the majority of whom the Board has affirmatively determined, by resolution of the Board of Directors as a whole, are not officers or employees of the Company or its subsidiaries or individuals having a relationship that, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and are therefore considered “independent” in accordance with Nasdaq National Market listing standards. The directors that the Board has determined to be independent in accordance with the foregoing standards are Messrs. Becker, Cheng, Heyman, King, Marion, Skala, Torsiello and Zech. The Board has established five committees consisting of the Audit and Risk Management Committee, Compensation Committee, Executive Committee, Finance and Investment Committee and Nominating and Corporate Governance Committee. The Board has adopted a Charter for each of its committees, which are posted on the Company’s website at www.maxre.bm.

Meetings

The Board and its committees held the following number of meetings during the fiscal year ended December 31, 2004:

Board of Directors	4
Audit and Risk Management Committee	5
Compensation Committee	4
Executive Committee	2
Finance and Investment Committee	4
Nominating and Corporate Governance Committee	2

Each of the Company’s directors attended in person, or by telephone from outside of the United States, at least 75% of the total number of meetings of the Board and any committee on which he served. It is the Company’s policy that directors are expected to attend the Annual General Meeting of Shareholders in the absence of a scheduling conflict or other valid reason. All of the eleven directors then in office attended in person, or by telephone from outside of the United States, the 2004 Annual Meeting of Shareholders held on April 29, 2004.

Audit and Risk Management Committee

The Audit and Risk Management Committee of the Board is composed entirely of non-management directors, each of whom the Board has determined is independent in accordance with Nasdaq National Market listing standards and applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit and Risk Management Committee consists of Messrs. Heyman, Becker, Marion, Torsiello and Zech. The primary purpose of the Audit and Risk Management Committee is to assist the Board in fulfilling its responsibilities to oversee the participation of management in the financial reporting process of the Company and the role and responsibilities of the Company’s independent auditors. The Audit and Risk Management Committee is responsible for, among other things, monitoring the integrity of the financial statements of the Company; the independent auditor’s qualifications, performance and independence, and in connection therewith, has the sole authority to appoint or replace the Company’s independent auditors; reviewing the Company’s internal audit process, including its internal controls and accounting systems; and the compliance by the Company with legal and regulatory requirements. Messrs. Becker, Marion, Torsiello and Zech have been designated as an “audit committee financial experts” as defined in Section 407 of the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee of the Board consists of Messrs. Cheng, King, Skala and Torsiello, each of whom the Board has determined is independent in accordance with Nasdaq National Market listing standards. The Compensation Committee reviews the performance and compensation of senior management, establishes overall employee compensation policies and recommends major compensation programs to the Board of Directors. The Compensation Committee has the authority to grant Awards under the Incentive Plan. It also reviews and approves contractual employment and compensation arrangements with executive officers and other members of senior management and oversees the administration of employee benefits and benefit plans for the Company.

Executive Committee

The Executive Committee of the Board presently consists of Messrs. Bacon, Cooney, Heyman and Marion. Subject to certain limitations as set forth in the committee charter, during the intervals between meetings of the Board, the Executive Committee may exercise the powers of the Board to act upon any matters that, in the opinion of the Chairman of the Board, should not be postponed until the next scheduled meeting of the Board.

Finance and Investment Committee

The Finance and Investment Committee of the Board consisted of Messrs. Bacon, Barber, Cheng and Cooney in 2004. Presently, the Finance and Investment Committee consists of Messrs. Bacon, Barber, Cheng, Cooney and Minton. The committee oversees the Board’s responsibilities relating to the financial affairs of the Company and makes recommendations to the Board in connection with the Company’s investment guidelines, investment asset allocations and financing activities. In addition, the Finance and Investment Committee reviews and makes recommendations regarding the Company’s dividend policy, share repurchase program, capital expenditure budgets and all corporate acquisitions, divestitures and joint ventures.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is composed entirely of non-management directors, each of whom the Board has determined is independent in accordance with Nasdaq National Market listing standards. The Nominating and Corporate Governance Committee consisted of Messrs. Zech, King, and Skala in 2004. Presently, the Nominating and Corporate Governance Committee consists of Messrs. Zech, Becker, King, and Skala. The Nominating and Corporate Governance Committee proposes to the Board of Directors for proposal to shareholders a slate of director nominees in connection with the election of directors. It also advises the Board with respect to board procedures and committees, evaluates and makes recommendations with respect to the compensation of directors, oversees the evaluation of the Board and develops, recommends and reviews the Company’s corporate governance guidelines.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders. Any shareholder wishing to nominate a candidate for Director at a shareholders’ meeting must submit a proposal as described under “Additional Information–Shareholder Proposals for Annual Meeting of Shareholders in 2006” and furnish certain information about the proposed nominee. Candidates must have a minimum of 10 years of executive level experience, but otherwise there are no minimum requirements for committee recommended nominees. The committee’s goal is to recommend individuals that have high ethical standards combined with the experience and expertise that, when added to the experience and expertise of the other members of the Board of Directors, will result in the Board of Directors as a whole having experience and expertise in the various areas within which the Board of Directors is called to operate. The shareholder submission should be addressed to the Secretary of the Company at the address that appears on the first page of this Proxy Statement.

Additional Committee Members

Additional committee members may be added from time to time. The composition of any or all committees may change, subject to the results of elections of directors at shareholders’ meetings or for other reasons. Additionally, the Company may from time to time form other committees as circumstances warrant. Such committees will have the authorities and responsibilities as delegated by the Board.

Shareholder Communications

The Company has adopted a formal process by which shareholders may communicate directly to directors, in which any communication sent to a director or directors in care of the Secretary of the Company is forwarded to the specified director or directors. There is no screening process, other than to confirm that the sender is a shareholder, and all shareholder communications that are received by the Secretary of the Company for the attention of a director or directors are forwarded to the director or directors, with a copy to the chairman of the Audit and Risk Management Committee.

Compensation of Directors

Directors who are employees of the Company or affiliated with Moore Holdings, LLC (“Moore Holdings”), Capital Z Partners, Western General or Citigroup Inc. are not paid any fees or other compensation for services as members of the Board of Directors or any committee thereof. The Compensation Committee retained an independent consulting firm in June 2004 to evaluate the compensation of the Company’s employees and Board of Directors. In 2004, each other director, Messrs. Becker, Heyman, King, Skala, Torsiello and Zech (each treated as a “Non-Employee Director” by the Board), received cash consisting of a $25,000 annual retainer, $1,500 fee per Board of Directors or committee meeting attended through July 2004 and, for committee chairmen, an additional $1,000 per committee meeting chaired through July 2004. The independent consulting firm recommended, the Nominating Committee approved and the Board of Directors ratified in July 2004, an increase of the Non-Employee Director fees to $2,000 per Board of Directors or committee meeting attended and an additional $500 per committee meeting chaired, effective as of October 2004. Following this Annual General Meeting, each Non-Employee Director will receive a $30,000 annual retainer, the Audit and Risk Management Committee Chair is to receive a $7,000 retainer and each other chair is to receive a $4,000 retainer. All directors are reimbursed for travel and other expenses incurred in attending meetings of the Board of Directors or committees thereof.

Currently, nonqualified stock options to purchase 10,000 Common Shares are granted automatically to each Non-Employee Director on the date he or she first becomes a Non-Employee Director. In addition, on the day after each annual general meeting of shareholders, each Non-Employee Director serving at such time is granted a nonqualified stock option to purchase 2,000 Common Shares. The Company is seeking to amend the Incentive Plan to specifically permit the granting of Awards to its Non-Employee Directors, as set out in Proposal Three of this Proxy Statement.

Security Ownership of Certain Beneficial Owners, Officers and Directors

The following table sets forth information as of March 10, 2005 with respect to the beneficial ownership, as defined in Rule 13(d) under the Exchange Act, of Common Shares and the applicable voting rights attached to such share ownership in accordance with the Company’s Bye-laws by (i) each person known by the Company to beneficially own, as defined in Rule 13d-3 under the Exchange Act, 5% or more of the outstanding Common Shares; (ii) each director of the Company; (iii) the Company’s Chief Executive Officer and each of the four remaining most highly compensated executive officers during 2004 (collectively, the “Named Executive Officers”); and (iv) all Named Executive Officers, directors and nominee directors of the Company as a group. As of March 10, 2005, there were 46,397,111 Common Shares issued and outstanding. For purposes of the following table and the footnotes thereto, the term “currently exercisable” means exercisable as of March 10, 2005 or within 60 days following such date.

	Beneficial Ownership as of March 10, 2005
Name and Address of Beneficial Owner (1)	Number of Common Shares	Percent of Class (2)

Capital Z Investments, L.P. 54 Thompson Street New York, NY 10012 USA	5,539,058 (3)	11.4%
College Retirement Equities Fund ("CREF") TIAA-CREF Institutional Mutual Funds TIAA-CREF Life Funds 730 Third Avenue New York, NY 10017 USA	2,313,855 (4)	5.0%

Louis Moore Bacon Moore Holdings, LLC 1251 Avenue of the Americas, 53rd Floor New York, NY 10020 USA	11,078,119 (5)	21.8%

Entities affiliated with Moore Capital Management, LLC (other than Moore Holdings, LLC) 1251 Avenue of the Americas, 53rd Floor New York, NY 10020 USA	2,333,334 (6)	5.0%

Western General Insurance Ltd. Swan Building, 2nd Floor 26 Victoria Street Hamilton, HM 11, Bermuda	4,572,624 (7)	9.7%
	Beneficial Ownership as of March 10, 2005
	Number of Common Shares	Percent of Class (3)

Robert J. Cooney	1,788,960 (8)	3.8%
W. Dave Brining	534,319 (9)	1.1%
Keith S. Hynes	546,818 (10)	1.2%
Philip R. Kruse	385,318 (11)	*
Peter A. Minton	272,151 (12)	*
Zack H. Bacon, III	200,000 (13)	*
John R. Barber	0 (14)	*
W. Marston Becker	12,334 (15)	*
Laurence W. Cheng	4,256 (3)	*
William H. Heyman	21,200 (16)	*
Willis T. King, Jr	56,000 (17)	*
John L. Marion	5,000 (18)	*
Steven M. Skala	42,666 (19)	*
Mario P. Torsiello	56,000 (20)	*
James L. Zech	41,000 (21)	*

All directors, nominees and named executive officers, as a group (15 persons)	3,981,766 (22)	8.2%
*	Less than 1%

1.	Unless otherwise stated, the address for each beneficial owner is c/o Max Re Capital Ltd., Max Re House, 2 Front Street, Hamilton HM 11, Bermuda.

2.	Computed on the basis of 46,397,111 shares outstanding as of the Record Date, plus the number of options exercisable within 60 days of the Record Date. The Company’s Bye-laws reduce the total voting power of any U.S. shareholder owning, directly or indirectly, beneficially or otherwise, as described in the Company’s Bye-laws, 9.5% or more of the Common Shares to less than 9.5% of the total voting power of the Company’s capital stock unless otherwise waived at the discretion of the Board of Directors. As a result of the application of the Company’s Bye-laws, the combined voting power of each of Capital Z Investments, L.P. (“Cap Z”) and Moore Holdings, together with its affiliates, Moore Global Investments, Ltd. and Remington Investment Strategies, L.P. (collectively, the “Moore Group”), respectively, is now limited to less than 9.5%, which results in the increase of the voting power of other shareholders. Pursuant to the Company’s Bye-laws, the voting power of other shareholders, in aggregate, is increased by the same number of votes held by the Moore Group and Cap Z that are subject to the voting limitation. Such increase applies to each of the other shareholders in proportion to its voting power as determined on March 10, 2005, provided that such increase will be limited to the extent necessary to avoid causing any shareholder to have 9.5% or more voting power. The Company’s Bye-laws also limit to less than 9.5% the percentage of the Company’s Common Shares that may be owned by any person, unless otherwise waived by the Board of Directors. The Board has waived this ownership limitation with respect to Cap Z, the Moore Group and Western General.

3.	Includes warrants to acquire 2,205,725 Common Shares. Capital Z Investment Management, L.P., a Bermuda limited partnership, is the general partner of Cap Z and exercises voting and investment power with respect to Cap Z’s portfolio assets. As the general partner of Capital Z Investment Management, L.P., Capital Z Investment Management, Ltd., a Bermuda limited liability company, exercises voting and investment power with respect to Cap Z’s portfolio assets at the direction of the investment committee of Capital Z Investment Management, Ltd. Mr. Cheng is a member of the investment committee of Capital Z Investment Management, L.P. Mr. Cheng, a director of the Company and an officer and director of the ultimate general partner of Cap Z and the management company of Cap Z, has a beneficial interest in 4,256 Common Shares owned by Cap Z through his investment in Capital Z Management, L.P..

4.	CREF’s beneficial ownership of Common Shares is based solely on a Form 13G filed by CREF on February 10, 2004.

5.	Includes warrants to acquire 4,411,452 Common Shares beneficially owned by Moore Holdings. Does not include 1,666,667 Common Shares beneficially owned by Moore Global Investments, Ltd. (“MGI”) or 666,667 Common Shares beneficially owned by Remington Investment Strategies, L.P. (“Remington”). Does not include 235,333 Common Shares owned by family members of Mr. Louis Bacon including 200,000 Common Shares owned by Mr. Zack Bacon, his brother. Mr. Louis Bacon, as the controlling member of Moore Holdings, may be deemed to beneficially own the Common Shares and warrants to acquire Common Shares beneficially owned by Moore Holdings.

6.	Consists of 1,666,667 Common Shares held of record or beneficially by MGI and 666,667 Common Shares held of record or beneficially by Remington. MCM exercises voting and investment power with respect to portfolio assets held for the account of MGI. Moore Capital Advisors, L.L.C. is the sole general partner of Remington. Mr. Louis Bacon is the majority shareholder of MCM and is the majority equity holder of Moore Capital Advisors, L.L.C. As a result, Mr. Bacon may be deemed to be the beneficial owner of the aggregate shares held of record or beneficially by MGI and Remington. Does not include 6,666,667 Common Shares or warrants to acquire 4,411,452 Common Shares beneficially owned by Moore Holdings as described in footnote 5.

7.	Includes 3,900,000 Common Shares owned by Western General and warrants that are currently excisable to acquire 672,624 Common Shares. Mr. Marion, a Director of the Company and President and Managing Director of Western General, disclaims any beneficial interest in the Common Shares and warrants held by Western General. Does not include 5,000 Common Shares owned by Mr. Marion, as to which Western General disclaims any beneficial interest.

8.	Includes (i) warrants that are currently exercisable to acquire 832,681 Common Shares; (ii) 200,279 Common Shares owned by Yenooc Ltd. as to which Mr. Cooney, as sole director, claims beneficial ownership; (iii) 218,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable; and (iv) 30,000 restricted shares issued under the Incentive Plan, which have vested. Does not include (A) warrants to acquire 49,600 Common Shares that are not currently exercisable; (B) 32,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are not currently exercisable; or (C) 277,000 restricted shares issued under the Incentive Plan that remain subject to vesting restrictions.

9.	Includes (i) warrants that are currently exercisable to acquire 197,818 Common Shares; (ii) 114,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable; (iii) 18,000 restricted shares issued under the Incentive Plan, which have vested; (iv) 1,334 Common Shares owned by Mr. Brining’s son, a minor; and (v) 667 Common Shares owned by his daughter, a minor. Mr. Brining disclaims beneficial ownership of the Common Shares owned by his son and daughter. Does not include (A) warrants to acquire 8,834 Common Shares that are not currently exercisable; (B) 18,000 Common Shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable; or (C) 36,300 restricted shares issued under the Incentive Plan that remain subject to vesting restrictions.

10.	Includes (i) warrants that are currently exercisable to acquire 177,818 Common Shares; (ii) 104,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable; and (iii) 15,000 restricted shares issued under the Incentive Plan, which have vested. Does not include (A) warrants to acquire 8,834 Common Shares that are not currently exercisable; (B) 16,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are not currently exercisable; or (C) 66,000 restricted shares issued under the Incentive Plan that remain subject to vesting restrictions.

11.	Includes (i) warrants that are currently exercisable to acquire 137,818 Common Shares; (ii) 159,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable; and (iii) 16,000 restricted shares issued under the Incentive Plan, which have vested. Does not include (A) warrants to acquire 8,834 Common Shares that are not currently exercisable; (B) 16,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are not currently exercisable; or (C) 31,800 restricted shares issued under the Incentive Plan that remain subject to vesting restrictions.

12.	Includes (i) warrants that are currently exercisable to acquire 107,818 Common Shares; (ii) 94,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable; and (iii) 32,000 restricted shares issued under the Incentive Plan, which have vested. Does not include (A) warrants to acquire 8,834 Common Shares that are not currently exercisable; (B) 16,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are not currently exercisable; or (C) 159,200 restricted shares issued under the Incentive Plan that remain subject to vesting restrictions.

13.	All Common Shares beneficially owned by Mr. Zack Bacon have been pledged to HSBC Bank USA pursuant to that certain Pledge and Hypothecation Agreement dated March 12, 2002. Mr. Bacon disclaims any beneficial interest in the Common Shares beneficially owned by Mr. Louis Bacon, Moore Holdings and entities affiliated with MCM.

14.	Does not include 607,833 Common Shares beneficially owned by subsidiaries of Citigroup Inc., as to which Mr. Barber, as an affiliate thereof, disclaims any beneficial interest. The beneficial ownership of shares by subsidiaries of Citigroup Inc. is based solely on a Form 4 filed by Citigroup Inc. for August 2002.

15.	Includes 7,000 Common Shares owned by Mr. Becker and 2,000 shares owned by the Becker Family Limited Partnership, of which Mr. Becker is a controlling partner. Includes 3,334 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include 6,666 Common Shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable.

16.	Includes 12,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include 2,000 Common Shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable. Does not include 1,058,833 Common Shares beneficially owned by a subsidiary of The St. Paul Travelers Companies, as to which Mr. Heyman, as an affiliate thereof, disclaims any beneficial interest.

17.	Includes 16,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include 2,000 Common Shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable.

18.	Does not include 3,900,000 Common Shares or warrants that are currently excisable to acquire 672,624 Common Shares beneficially owned by Western General, as to which Mr. Marion, as President and Managing Director of Western General, disclaims any beneficial ownership.

19.	Includes 26,666 Common Shares beneficially owned by Stockmoor Pty. Ltd., as to which Mr. Skala, as the sole director thereof and as a beneficiary of a trust of which the ultimate holding company of Stockmoor Pty. Ltd. is a trustee, has a beneficial interest. Includes 16,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include 2,000 Common Shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable.

20.	Includes 16,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include 2,000 Common Shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable.

21.	Includes 16,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include 2,000 Common Shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable. Does not include 1,010,000 Common Shares owned by High Ridge Capital Partners II, L.P., as to which Mr. Zech, as a partner thereof, disclaims any beneficial interest.

22.	Includes (i) warrants that are currently exercisable to acquire 1,453,953 Common Shares; (ii) options to acquire 768,334 Common Shares that are currently exercisable; and (iii) 111,000 restricted shares, which have vested. Does not include (A) warrants to acquire 84,936 Common Shares that are not currently exercisable; or (B) options to acquire 112,666 Common Shares that are not currently exercisable, or (C) 570,300 restricted shares issued under the Incentive Plan that remain subject to vesting restrictions.

Certain Relationships and Related Transactions

Described below are transactions the Company has entered into with parties that are related to the Company. The Company believes that each of the transactions described below was on terms no less favorable to the Company than the Company could have obtained from unrelated parties.

Transactions and Relationships with Strategic Investors

Entities affiliated with Alstra, the fund of funds advisor of Max Re Diversified during 2004, are principal shareholders of the Company. In addition, Mr. Bacon, a director of the Company, is a director and the Chief Investment Officer of Alstra and a Managing Director and a member of the Investment Advisory Committee of MCM, the parent of Alstra. Mr. Bacon is a member of the Finance and Investment Committee of the Board of Directors, which is responsible for, among other things, making recommendations to the Board regarding the selection of investment managers and custodians for the Company’s portfolio assets. Mr. Bacon may have interests that are different from, or in addition to, the interests of the Company.

Max Re Diversified has approximately $44.5 million invested in funds managed directly by MCM or its affiliates and approximately $1,016.7 million invested in other funds as of December 31, 2004. For the year ended December 31, 2004, MCM received aggregate management and incentive fees of $3.2 million in respect of Max Re Diversified’s assets invested in underlying funds managed by MCM or its affiliates. In addition, as the fund of funds advisor for Max Re Diversified, Alstra earned $6.4 million in fees for the year ended December 31, 2004. Max Re Diversified pays Alstra a fee of 70 basis points plus 7.5% of the return in excess of a 10% threshold on the net asset value of funds in which Max Re Diversified is invested and that are not managed directly by Alstra or its affiliates.

Mr. Laurence W. Cheng, a director of the Company, is an officer and director of the ultimate general partner of Cap Z, one of the Company’s principal shareholders.

Mr. John L. Marion, a director of the Company, currently serves as President and Managing Director of Western General, one of the Company’s principal shareholders.

Mr. James L. Zech, a director of the Company, currently serves as a principal of High Ridge, an affiliate of High Ridge Capital Partners II, L.P., one of the Company’s shareholders.

Citibank, N.A., an affiliate of Salomon Smith Barney Inc., participates in the Company’s syndicated $300 million letter of credit facility. Citibank, N.A. has committed $100 million to the facility. Mr. John R. Barber, a director of the Company, serves as Managing Partner of Citigroup Private Equity, a division of Citigroup Investments Inc., an affiliate of Salomon Smith Barney Inc. and Citibank, N.A.

Transactions with Bayerische Hypo- und Vereinsbank AG and Grand Central Re

In May 2001, in connection with the formation and capitalization of Grand Central Re, Bayerische Hypo-und Vereinsbank AG (“HVB”) made a $15 million investment in the Company’s Common Shares and in January 2002, entered into a $100 million letter of credit facility with the Company. Effective January 2004, the capacity under this letter of credit facility was reduced to $50 million. Mr. Stephan Bub, who resigned from the Board in January 2004, was a member of the board of managing directors and an executive officer of HVB during his term as a director of the Company. Mr. Bub also served as a director of Grand Central Re until December 2003.

Mr. Cooney, a director of the Company, is a member of the board of directors of Grand Central Re. For services under the Company’s insurance management agreement with Grand Central Re, the Company receives a per annum fee equal to a minimum of $1 million and a maximum of $10 million, which consists of fixed and variable components.

Max Re entered into a quota share retrocession agreement with Grand Central Re, effective as of January 1, 2002, amending the quota share arrangement with Grand Central Re that was effective as of January 1, 2001. The 2002 quota share reinsurance contract with Grand Central Re requires each of the Company and Grand Central Re to retrocede a portion of their respective gross premiums written from certain transactions to the other party in order to participate on a co-insurance basis. Max Re also entered into an aggregate stop loss contract with Grand Central Re, effective January 1, 2003, whereby Grand Central Re provides aggregate reinsurance protection to Max Re on one of its underlying reinsurance contracts. Effective January 1, 2004, the quota share arrangement with Grand Central was amended to temporarily suspend new business while Grand Central Re considered its long term strategic direction. In December 2004, Grand Central Re applied to the Bermuda Monetary Authority to change its status from a Class 4 composite insurer to a Class 3 composite insurer and currently has no plans to continue business.

Loans to Management

During 1999 and 2000, Messrs. Cooney, Brining, Hynes, Kruse and Minton purchased an aggregate of 933,333 Common Shares from the Company. The Company made loans during 1999 and 2000 to Messrs. Cooney, Brining, Hynes, Kruse and Minton in the amounts of $4.5 million, $2.0 million, $1.4 million, $750,000 and $450,000, respectively, to partially finance such purchases. Such loans bear interest at the Applicable Federal Rate, which is published by the U.S. Internal Revenue Service. As of December 31, 2004, the full principal amount of each such loan remained outstanding. The principal amount of each of these outstanding loans and accrued interest must be repaid on March 31, 2005. Interest on the loans is paid annually in arrears, and has been paid through December 31, 2004.

Shareholders’ Agreement and Registration Rights

Each of the Company’s private placement shareholders is a party to a shareholders’ agreement dated as of December 22, 1999. Under the shareholders’ agreement, among other things, each of Moore Holdings, Cap Z and Western General is entitled to require the Company to register its Common Shares under the Securities Act of 1933. These investors will be permitted to demand up to three registrations on Form S-1, or similar long-form registrations, and an unlimited number of demand registrations under Forms S-2 or S-3, or similar short-form registrations, provided that the Company will not be required to effect more than two demand registrations in any 12-month period. In addition, each long-form registration must have an aggregate offering price of at least $50 million, which amount includes the aggregate offering price of Common Shares included in such registration by any other shareholders. Certain private placement shareholders also have unlimited piggyback rights to include their shares in registration statements covering shares to be offered by the Company or other shareholders, subject to cutbacks as further described in the shareholders’ agreement. The exercise of demand and piggyback rights are subject to such other limitations and conditions as are customary in registration rights agreements.

Ownership and Voting Limitations

Pursuant to the Company’s Bye-laws, less than 9.5% of the Common Shares may be owned by any person (the “Ownership Limitation”) or voted by any U.S. shareholder (the “Voting Limitation”), unless otherwise waived by the Board of Directors.

The Board of Directors has waived the Ownership Limitation with respect to three of its principal shareholders, Cap Z, the Moore Group and Western General. Each of Cap Z, the Moore Group and Western General beneficially owns (including their respective ownership of warrants to acquire Common Shares) in excess of 9.5% of the Company’s Common Shares. Pursuant to the Voting Limitation, however, the voting power of each of Cap Z and the Moore Group is limited to less than 9.5%.

Other

Since May 2002, Mr. William H. Heyman, a director of the Company, has served as Executive Vice President and Chief Investment Officer of The St. Paul Travelers Companies. A portion of the Company’s directors and officers’ liability insurance has been underwritten by The St. Paul Travelers Companies since the inception of the Company. The Company paid premiums of approximately $763,000 for such insurance in 2004. In addition, pursuant to a reinsurance transaction executed in the ordinary course of business with Discover Reinsurance Company, a subsidiary of The St. Paul Travelers Companies, Max Re would have recorded approximately $8.5 million in premium written in 2004 absent an offsetting amount based on a re-estimation of the 2003 premium written from Discover Reinsurance Company.

Compensation Committee Report on Executive Compensation

The Compensation Committee recommends the Company’s compensation policies and procedures to the Board of Directors, reviews performance of Company officers, approves base salary levels and benefits and administers the Company’s Incentive Plan and other incentive compensation plans. The Company’s compensation policies are intended to attract, retain and motivate the key people necessary to lead the Company to achieve its strategic objective of increased shareholder value over the long term, reflecting the Company’s belief that executive compensation should seek to align the interests of its executives with those of its shareholders.

Overview of Compensation Program

The Company’s compensation program combines three components: base salary, annual cash bonuses and long-term compensation in the form of a share ownership program. Base salaries are governed by employment arrangements negotiated between the Company and the members of management. Base salary levels, and adjustments thereto, are based on individual responsibilities and performance expectations, market salary rates and cost of living factors. Annual bonus compensation is also governed by employment arrangements with management, which provide for a minimum and maximum annual bonus, expressed as a percentage of base salary, upon attaining annual performance goals. To further align the interests of management with the interests of shareholders, the compensation program provides management with share ownership compensation through the Company’s Incentive Plan. The level of annual bonuses and long-term compensation awards is determined on the basis of overall Company performance, and personal and departmental performance may also be considered if appropriate. The principal factors considered in evaluating Company performance include return on equity, underwriting profitability, revenue growth and expense management. The Company also provides to its officers benefits and perquisites typical of its Peer Companies (as defined below) in the Bermuda market, such as a housing allowance, a travel allowance, a car allowance, club dues, financial planning and tax preparation costs.

The Company, through Max Re, also maintains three defined contribution plans for its employees and the employees of its subsidiaries: the Max Re Bermuda Pension Plan for Bermudian employees and employees whose spouses are Bermudian; the Max Re Deferred Compensation Plan for non-Bermudian employees, including, as of January 2005, a 401(k) plan for U.S. citizens; and the Max Re Europe Pension Plan for employees of the operating subsidiaries in Ireland. The Company matches amounts contributed by an employee into the applicable deferred compensation plan, up to the employee’s contribution of 5% of salary, at a ratio of two to one, subject to certain vesting requirements based on length of employment.

Evaluation by Compensation Committee

The competitiveness of the Company’s compensation package for management is evaluated against other Bermuda and U.S. companies that compete with the Company (“Peer Companies”), with adjustments where appropriate to reflect the Company’s offshore location. Base salary generally is set to be competitive in light of relevant market conditions and to recognize competency, proficiency and level of responsibility.

In June 2004, the Compensation Committee retained an independent consulting firm to evaluate the competitiveness of the Company’s executive compensation policies and programs in order that the Company may continue to attract and retain highly skilled management. As a result of the firm’s recommendations and the Compensation Committee’s analysis, the evaluation of overall Company performance will continue to compare return on equity, underwriting profitability, revenue growth and expense management to the projections for the year in question, but will now also place a greater emphasis on the Company’s performance in those areas as compared to its Peer Companies’ performance.

Compensation of Chief Executive Officer

Mr. Cooney’s base salary for 2004 was governed by an employment agreement between him and the Company. Mr. Cooney’s bonus and share ownership awards for 2004 were determined based upon the same measures used for all management of the Company, including, but not limited to, the performance of the Company relative to projected performance and Peer Companies’ performance on measures of return on equity, underwriting results, revenue growth and expense management. The most heavily weighted factor in the determination of Mr. Cooney’s bonus and share ownership awards was the return on equity of the Company.

Mr. Cooney’s employment agreement was renewed in August 2004. In the renewal process, the Compensation Committee considered the terms of Mr. Cooney’s expiring contract, the consulting firm’s recommendations and the principal factors set forth above that are taken into account in determining compensation for all members of management. The Compensation Committee’s analysis of Mr. Cooney’s compensation placed particular emphasis on the competitive analysis of compensation and performance by Peer Companies and the alignment of Mr. Cooney’s interests with those of the Company’s shareholders.

Pursuant to the terms of the renewed employment agreement, Mr. Cooney is entitled to receive an initial annual base salary of $675,000 (subject to increase at the discretion of the Compensation Committee) and an annual performance-based target bonus of 100% of his base salary. This bonus may in actuality range from 0% to 250% of his base salary, depending on the performance-based criteria described above. Mr. Cooney is also entitled to the following employee benefits and perquisites: a housing allowance currently totaling $120,000 annually as well as a travel allowance, a car allowance, club dues, financial planning and tax preparation costs currently totaling $95,639 annually. Pursuant to the terms of Mr. Cooney’s renewed employment agreement, Mr. Cooney also received a grant of 100,000 restricted Common Shares, which will vest ratably over three years provided that annual performance thresholds related to the measures described above are met during each of the ensuing three years.

Value of Total Compensation

The Compensation Committee reviews and discusses at least annually the Peer Companies used for benchmarking purposes to ensure comparability. In determining competitive total compensation, the Compensation Committee was advised by an independent consulting firm, which used information from Peer Companies in addition to widely recognized executive compensation surveys and proxy statement information of the Peer Companies. The actual amounts paid for 2004 were determined by the financial performance of the Company and the individual’s performance. The types and relative importance of specific financial and other business objectives varies among the Company’s employees depending upon their positions and the particular operation or functions for which they were responsible.

The Compensation Committee believes that the Company’s current compensation program of base salary, benefits and perquisites, annual cash bonus and long-term compensation is appropriate, aligns the interests of Company’s management with the interests of shareholders and will increase long-term shareholder value. In addition, the Compensation Committee believes, based on its analysis and review of Company performance and Peer Company comparison, that the total compensation paid in 2004 to management was reasonable and consistent with the Company’s compensation policies.

The compensation committee Laurence W. Cheng Willis T. King, Jr. Steven M. Skala Mario P. Torsiello

Compensation of Named Executives

The following Summary Compensation Table sets forth information concerning the compensation paid to each of the Named Executive Officers during the years ended December 31, 2004, 2003 and 2002.

	Summary Compensation Table
	Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation (2)	Restricted Share Awards (3)	Securities Underlying Options (3)	All Other Compensation (4)

Robert J. Cooney	2004	$631,250	$1,350,000	$215,639	$2,834,560	-	$63,125
Chairman, President	2003	$600,000	$1,200,000	$167,245	$2,016,840	-	$60,000
and Chief Executive Officer	2002	$600,000	$375,000	$152,104	$498,150	-	$60,000

W.Dave Brining	2004	$430,000	$425,000	$171,251	$71,676	-	$43,000
Executive Vice President	2003	$430,000	$325,000	$139,375	$504,210	-	$43,000
	2002	$430,000	$175,000	$137,024	$132,840	-	$43,000

Keith S. Hynes	2004	$415,000	$550,000	$199,209	$325,800	-	$41,500
Executive Vice President	2003	$400,000	$500,000	$147,353	$720,300	-	$40,000
and Chief Financial Officer	2002	$385,000	$265,000	$124,995	$232,470	-	$38,500

Philip R. Kruse	2004	$360,000	$425,000	$164,696	$136,836	-	$36,000
Executive Vice President	2003	$360,000	$365,000	$146,546	$432,180	-	$36,000
	2002	$360,000	$150,000	$134,422	$83,205	-	$36,000
Peter A. Minton	2004	$425,000	$600,000	$161,835	$1,591,040	-	$42,500
Director, Executive Vice	2003	$400,000	$750,000	$133,835	$1,080,450	-	$40,000
President and Chief Risk Officer	2002	$350,000	$392,640	$115,585	$265,680	-	$35,000

1.	Bonus amounts for 2004 were paid in February 2005. Bonus amounts for 2003 were paid in February 2004. Bonus amounts for 2002 were paid in February 2003.

2.	The 2004 amounts consist of housing allowances for Messrs. Cooney, Brining, Hynes, Kruse and Minton of $120,000, $96,000, $120,000, $120,000 and $120,000, respectively, and a travel allowance, automobile expenses, club dues, financial planning and tax preparation costs totaling $95,639, 75,251, $79,209, $44,696 and $41,835, respectively. The 2003 amounts consist of housing allowances for Messrs. Cooney, Brining, Hynes, Kruse and Minton of $120,000, $96,000, $108,000, $120,000 and $120,000, respectively, and a travel allowance, automobile expenses, club dues, financial planning and tax preparation costs totaling $47,245, 43,375, $39,353, $26,546 and $13,835, respectively. The 2002 amounts consist of housing allowances for Messrs. Cooney, Brining, Hynes, Kruse and Minton of $120,000, $96,000, $84,000, $96,000 and $96,000, respectively, and a travel allowance, automobile expenses, club dues, financial planning and tax preparation costs totaling $32,104, 41,024, $40,995, $38,422 and $19,585, respectively.

3.	The presentation of awards has been modified from prior years to report the awards in the year in which they were earned rather than the year of grant. The prior years have been restated to reflect this change in presentation. Messrs. Cooney, Brining, Hynes, Kruse and Minton held 307,000, 54,300, 81,000, 47,800 and 191,000 restricted shares, respectively, with an aggregate value of $6,542,170, $1,157,133, $1,726,110, $1,018,618 and $4,070,210, respectively, based on a price per Common Share of $21.31 on December 31, 2004. Of these shares, 24,000, 14,400, 12,000, 12,800 and 29,000 are vested and 283,000, 39,900, 69,000, 35,000 and 162,000 shares remain restricted for Messrs. Cooney, Brining, Hynes, Kruse and Minton, respectively. The restricted share awards for 2004 represent grants of 148,000, 3,300, 15,000, 6,300 and 82,000 to Messrs. Cooney, Brining, Hynes, Kruse and Minton, respectively, and were granted on February 7, 2005, with the exception of grants for Messrs. Cooney and Minton. Mr. Cooney received 48,000 restricted shares on February 7, 2005 and 100,000 restricted shares on August 1, 2004. Mr. Minton received 32,000 restricted shares on February 7, 2005 and 50,000 restricted shares on August 1, 2004. The awards had a value at grant of $21.72 on February 7, 2005 and $17.92 on August 1, 2004. The February 7, 2005 grants are subject to three year cliff vesting and, accordingly, vest in their entirety on February 7, 2008, and the shares awarded to Messrs. Cooney and Minton on August 1, 2004 are subject to the performance measures described in Mr. Cooney’s Employment Agreement filed with the Securities and Exchange Commission in August 2004. The restricted share awards for 2003 represent grants of 84,000, 21,000, 30,000, 18,000 and 45,000 to Messrs. Cooney, Brining, Hynes, Kruse and Minton, respectively, and were granted on January 30, 2004. The awards had a value at the date of grant of $24.01 per share. The awards are subject to three year cliff vesting and, accordingly, vest in their entirety on January 30, 2007, subject to certain conditions and restrictions relating to, among other things, forfeiture in the event of termination of employment and transferability. The restricted share awards for 2002 represent grants of 45,000, 12,000, 21,000, 7,500 and 24,000 to Messrs. Cooney, Brining, Hynes, Kruse and Minton, respectively, and were granted on January 31, 2003. The awards have a value, at grant, of $11.07 per share. The restricted share awards were granted under the Incentive Plan and vest in their entirety on January 1, 2006, subject to certain conditions and restrictions relating to, among other things, forfeiture in the event of termination of employment and transferability. Under the Incentive Plan, Messrs. Cooney, Brining, Hynes, Kruse and Minton are eligible to receive dividends on their restricted shares if the Company declares dividends on its Common Shares.

4.	Represents a match of deferred compensation by Max Re, pursuant to the terms of the Max Re Deferred Compensation Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 about the Company’s Common Shares that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of the Board of Directors under all of the Company’s existing equity compensation plans, including the Incentive Plan, each as amended.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)

Equity compensation plans
approved by security holders	4,119,171	(1)	$15.30	1,344,921	(2)

Equity compensation plans not
approved by security holders	-		-	-

Total	4,119,171	(1)	$15.30	1,344,921	(2)

(1) Includes 2,168,979 Common Shares issuable upon the exercise of options that were outstanding under the Incentive Plan as of December 31, 2004. The Incentive Plan was approved by the shareholders of Max Re Capital at the Annual General Meeting of Shareholders in 2000 and an amendment to the Incentive Plan was approved by shareholders at the Annual General Meeting of Shareholders in 2002. Also includes 1,950,192 Common Shares issuable upon the exercise of warrants granted in 1999, 2000 and 2001 to the Named Executive Officers and certain other employees pursuant to their respective employment agreements. The terms in the employment agreements providing for the granting of these warrants were approved by written shareholder resolution in December 1999.

(2) Represents the difference between the number of securities issuable under the Incentive Plan 5,000,000 and the number of securities issued under the Incentive Plan as of December 31, 2004, 3,578,579, which consist of options to acquire 2,168,979 Common Shares (net of exercises of 57,500 and forfeitures of 19,000) as well as 1,409,600 restricted shares.

Warrant and Option Grants in Last Fiscal Year

There were no warrants or options granted to the Named Executive Officers during fiscal year 2004.

Aggregated Option Exercises in Last Fiscal Year

The following table sets forth information regarding the exercise of options by each of the Named Executive Officers during 2004. The table also shows the number and value of unexercised options held by each of the Named Executive Officers as of December 31, 2004. The value of unexercised options is based on a fair market value of $21.31 per share as of December 31, 2004.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options/sars at Fiscal Year End Exercisable/Unexercisable (1)	Value of Unexercised In-the-money Options/sars At Fiscal Year End Exercisable/Unexercisable
Robert J. Cooney	-	-	999,064 / 133,217	$5,939,870 / $723,142
W. Dave Brining	-	-	291,369 / 45,283	$1,710,943 / $245,585
Keith S. Hynes	-	-	263,369 / 43,283	$1,542,263 / $234,965
Philip R. Kruse	-	-	277,369 / 44,283	$1,626,603 / $240,275
Peter A. Minton	-	-	185,369 / 41,283	$1,058,083 / $224,345

1.	Represent warrants to purchase 882,281, 206,652, 186,652, 146,652 and 116,652 Common Shares of the Company, and options to purchase 250,000, 130,000, 120,000, 175,000 and 110,000 Common Shares granted under the Incentive Plan, held by Messrs. Cooney, Brining, Hynes, Kruse and Minton, respectively.

Other Compensation – Deferred Compensation Plans

The Company maintains three defined contribution plans for its employees and the employees of its subsidiaries: the Max Re Bermuda Pension Plan for Bermudian employees and employees whose spouses are Bermudian; the Max Re Deferred Compensation Plan for non-Bermudian employees, including, as of January 2005, a 401(k) plan for U.S. citizens; and the Max Re Europe Pension Plan for employees of the operating subsidiaries in Ireland. The Max Re Bermuda Pension Plan, which became effective on January 1, 2000, is a defined contribution plan established to comply with the National Pension Scheme (Occupational Pensions) Act 1998, pursuant to which the Company made contributions of approximately $158,000 in 2004, $87,000 in 2003 and $39,000 in 2002. The Max Re Deferred Compensation Plan, which became effective on July 1, 1999, is also a defined contribution plan, to which the Company made contributions of approximately $836,000 in 2004, $734,000 in 2003 and $543,000 in 2002. The Board approved a 401(k) plan in October of 2004, to which the Company will make contributions in 2005. The Max Re Europe Pension Plan, which became effective on May 1, 2000, is also a defined contribution plan, to which the Company made contributions of approximately $171,000 in 2004, $97,000 in 2003 and $26,000 in 2002.

Performance Graph

Set forth below is a line graph comparing the yearly dollar change in the cumulative total shareholder return on the Company’s Common Shares from August 13, 2001 (the date on which the Company’s shares were first listed on the Nasdaq National Market (US)) through December 31, 2004 against the Total Return Index for the S&P 500 Index and the Nasdaq Insurance Index for the same period. The performance graph assumes $100 invested on August 13, 2001 in the stock of Max Re Capital Ltd., the S&P 500 Index and the Nasdaq Insurance Index. It also assumes that all dividends are reinvested.

The performance reflected in the graph above is not necessarily indicative of future performance.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

Robert J. Cooney

The Company previously entered into an employment agreement with Robert J. Cooney with an initial term expiring on August 1, 2004. Effective August 1, 2004, the Company and Mr. Cooney entered into an amended and restated employment agreement under which Mr. Cooney agreed to continue to serve as Chief Executive Officer and President of the Company and Chairman of the Board of Directors for an initial term of five (5) years, and for one year terms thereafter, subject to 90 days advance written notice by either party of a decision not to renew the employment agreement. Pursuant to the terms of the employment agreement, Mr. Cooney is entitled to receive an initial annual base salary of $675,000 (subject to increase at the discretion of the Company) and an annual performance-based target bonus of 100% of his base salary. This bonus may in actuality range from 0% to 250% of his base salary, depending on the achievement of annual performance criteria. Mr. Cooney is also entitled to certain employee benefits and perquisites, including a housing allowance currently totaling $120,000 annually as well as a travel allowance, a car allowance, club dues, financial planning and tax preparation costs currently totaling $95,639 annually.

Pursuant to the terms of Mr. Cooney’s employment agreement, Mr. Cooney received a grant of 100,000 restricted common shares, which will vest ratably over three years provided that annual performance thresholds are met during each of the ensuing three years. In the event Mr. Cooney’s employment is terminated by the Company without Cause, by Mr. Cooney for Good Reason, on or following a Change in Control or in the event of Mr. Cooney’s retirement at the end of the initial term (each as defined in the employment agreement), all of the unvested restricted shares granted under the employment agreement, as well as any future equity awards granted to Mr. Cooney by the Company, shall become immediately vested in full upon such termination. In the event Mr. Cooney dies or his employment is terminated by the Company for Disability (as defined in the employment agreement) at any time during the term, all unvested restricted shares granted under the employment agreement shall become immediately vested upon such termination.

In the event Mr. Cooney’s employment is terminated by the Company without Cause, by Mr. Cooney for Good Reason or if the Company elects not to extend the term of the employment agreement, Mr. Cooney will be entitled to a cash severance payment equal to a pro-rata amount, calculated on a daily basis, between $675,000 and $1,850,000 with $1,850,000 corresponding to a termination on August 1, 2004 and $675,000 corresponding to a termination on August 1, 2009. If the term of the employment agreement is renewed at the end of the initial term, and Mr. Cooney’s employment is terminated for the above reasons thereafter, the severance payment shall be $675,000 for any such termination following August 1, 2009. Notwithstanding the foregoing, if Mr. Cooney’s employment is terminated by the Company without Cause, by Mr. Cooney for Good Reason or if the Company elects not to renew the term following a Change in Control, in lieu of the severance payment, Mr. Cooney will be entitled to receive a lump-sum payment equal to three times his then current base salary and last paid bonus. In addition, in the event such payments are subject to golden parachute excise taxes under Section 4999 of the U.S. Internal Revenue Code of 1986, as amended, Mr. Cooney will receive a tax gross-up payment for the full amount of such excise tax. Mr. Cooney’s employment agreement also contains provisions relating to confidentiality, non-solicitation and non-disparagement.

Other Members of Management

In December 1999, the Company entered into a four-year employment agreement with each of W. Dave Brining, Keith S. Hynes and Philip R. Kruse, respectively. Mr. Brining initially served as Executive Vice President – Property and Casualty Operations and since March 2003 has served as Executive Vice President, Marketing and Client Services. Mr. Brining is retiring effective as of April 1, 2005. Mr. Hynes serves as Executive Vice President and Chief Financial Officer. Mr. Kruse has been appointed to serve as President, Life Reinsurance Division of Max Re. This appointment is still pending, and remains subject to, approval by Bermuda Immigration authorities. Since November 1999, Mr. Kruse has served as Executive Vice President – Life and Annuity Operations of the Company. In April 2000, the Company entered into a three-year employment agreement with Mr. Peter A. Minton, pursuant to which Mr. Minton initially served as Senior Vice President and Chief Risk Officer. Since February 2001, Mr. Minton has held the position of Executive Vice President and Chief Risk Officer. Each of the foregoing employment agreements automatically renews for successive one-year terms unless either party to the agreement provides written notice not to renew at least 90 days prior to the expiration of the term or renewal term. In addition, each of the employment agreements contains provisions relating to confidentiality, non-solicitation and non-disparagement.

Pursuant to the terms of their respective employment agreements, Messrs. Brining, Hynes, Kruse and Minton are paid annual salaries of not less than $400,000, $360,000, $325,000 and $275,000, respectively, with annual performance-based target bonuses of 75% of their respective base salaries. Such bonuses may in actuality range from 0% to 200% depending on the achievement of established performance targets.

In connection with their respective employment agreements, Messrs. Brining, Hynes, Kruse and Minton received warrants to purchase 160,000, 140,000, 100,000 and 70,000 Common Shares, respectively. In addition, each employment agreement provides for a grant of additional warrants in connection with private placement offerings and acquisition or merger of the Company, subject to reduction in certain events. Messrs. Brining, Hynes, Kruse and Minton each received warrants to acquire an aggregate of 47,652 Common Shares in connection with the Company’s private placement offering in March 2000, its joint venture with HVB in May 2001 and its initial public offering in August 2001. The warrants vest upon the occurrence of a Change in Control (as defined in the respective employment agreements) and all warrants vest that would have vested within 12 months of termination of employment in the event of a termination by the Company without Cause or by the executive for Good Reason (each as defined in the respective employment agreements) or in the event the executive’s work permit in Bermuda cannot be renewed.

The employment agreements provide for severance payments consisting of a continued payment of salary for 24 months following a termination of employment for Good Reason by the employee or without Cause by the Company; provided, however, that in the event of a termination for such reasons following a Change in Control, each executive will receive two times his base salary and his last bonus paid.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee of 2004 is or was formerly an officer or employee of the Company or any of its subsidiaries. During 2004, no executive officer of the Company served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board of Directors.

Report of the Audit and Risk Management Committee

The primary purpose of the Audit and Risk Management Committee of the Board of Directors is to assist the Board of Directors in fulfilling its responsibilities to oversee the participation of management in the financial reporting process of the Company and the role and responsibilities of the independent auditors. The Audit and Risk Management Committee is composed of five directors whom the Board has determined are independent under Nasdaq National Market listing standards and applicable rules promulgated under the Exchange Act and operates under a written charter adopted and approved by the Board of Directors, as amended in January 2003.

The Audit and Risk Management Committee has reviewed and discussed the Company’s December 31, 2004 audited consolidated financial statements with management and with KPMG, Hamilton, Bermuda, the independent auditors of the Company. In addition, the Audit and Risk Management Committee has discussed with KPMG and management, and monitored the quarterly progress of, the Company’s implementation and compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”) regarding internal controls over financial reporting.

The Audit and Risk Management Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61. This included (a) the auditor’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting, (b) the methods used to account for significant unusual transactions, (c) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (d) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (e) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and disclosures in the financial statements.

The Audit and Risk Management Committee has discussed with KPMG the written disclosures and the letter required by Independence Standard’s Board Standard No. 1 regarding their independence, and has discussed with KPMG their independence. The Audit and Risk Management Committee has also discussed with KPMG the rotation of independent auditor partners, accelerated reporting requirements for insider trading, new compliance procedures and the certification of Forms 10-K and Form 10-Q as required by SOX.

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit and Risk Management Committee by the Company’s management and the Company’s independent auditors, the Audit and Risk Management Committee recommended to the Board of Directors that the December 31, 2004 audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K.

The Audit and Risk Management Committee William H. Heyman W. Marston Becker John L. Marion Mario P. Torsiello James L. Zech

The foregoing Report of the Audit and Risk Management Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.

Principal Accountant Fees and Services

Audit Fees

The aggregate amount of fees billed by KPMG for professional services rendered for the audit of the Company’s financial statements for the fiscal years ended December 31, 2004 and December 31, 2003 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q in 2004 and 2003 were $990,514 and $515,350, respectively. In 2004, audit fees also included fees for professional services rendered in connection with the audit of management’s assessment of the effectiveness of internal control over financial reporting and to express an opinion on the effectiveness of the Company’s internal control over financial reporting based upon the audit. Such fees do not include amounts paid for reimbursement of expenses.

Audit-Related Fees

The aggregate fees billed by KPMG for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements (and are not included in the Audit Fees reported above) for the fiscal year ended on December 31, 2004 were $122,408 and for the fiscal year ended December 31, 2003 were $8,790. Audit-related fees included $18,828 (2003: $8,790) in connection with the review of regulatory returns. In addition, audit-related fees included $103,580 relating to technical accounting advice.

Tax Fees

The aggregate fees billed by KPMG for professional services rendered for tax compliance and tax advice for the fiscal years ended December 31, 2004 and December 31, 2003, were $50,777 and $98,080, respectively. These fees represent fees for professional services related to the preparation of returns and tax compliance.

All Other Fees

There were no fees billed by KPMG for services rendered to the Company for the fiscal years ended December 31, 2004 and December 31, 2003 other than for services described under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above.

General

The Audit and Risk Management Committee has considered whether the provision of non-audit services performed by the independent auditors is compatible with maintaining KPMG’s independence and has concluded that services to be performed by KPMG will be limited to audit and tax services.

Pre-Approval of Audit and Non-Audit Services

In 2003, the Audit and Risk Management Committee adopted a policy concerning the approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services KPMG, the Company’s independent auditor, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit and Risk Management Committee, except that the Company may, without such pre-approval, spend an amount on non-audit services of not more than 10% of the total amount of fees paid by the Company to its auditor during the fiscal year in which the non-audit services are performed. The Audit Committee approved all audit and non-audit services provided by KPMG during 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

The U.S. federal securities laws require the filing of certain reports by officers, directors and beneficial owners of more than ten percent (10%) of the Company’s securities with the Securities and Exchange Commission. Specific due dates have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based solely on a review of copies of the filings furnished to the Company, the Company believes that during fiscal year 2004, the Company’s officers, directors and 10% shareholders satisfied all such filing requirements except that one director’s Form 4 was timely filed but not accepted until two days following the due date because of technical difficulties with the electronic filing system.

PROPOSAL TWO

AMENDMENT OF THE INCENTIVE PLAN TO INCREASE THE NUMBER OF
SHARES ISSUABLE THEREUNDER

On May 2, 2002, the Board of Directors of the Company adopted an amendment to the Incentive Plan, subject to approval by the Company’s shareholders, to increase the maximum number of shares available for grant under the program from 2,000,000 to 5,000,000. The shareholders are now requested to approve the amendment to the Incentive Plan to increase the number of shares issuable under the plan from 5,000,000 to 8,000,000 shares, as set forth in Annex A to this Proxy Statement. A summary of the material provisions of the Incentive Plan is set forth below and is qualified in its entirety by reference to the Incentive Plan set forth in Annex C to this Proxy Statement.

General

The Incentive Plan is intended to enhance the ability of the Company and its subsidiaries to attract employees, consultants and directors of outstanding ability and to provide employees, consultants and directors with an interest in the Company parallel to that of the Company’s shareholders. The Incentive Plan provides for the grant to eligible employees, consultants, service providers and directors of the Company and its subsidiaries of Awards. Assuming the amendment to the Incentive Plan is approved, 8,000,000 Common Shares will be reserved for issuance under the Incentive Plan, of which during any calendar year the maximum number of shares with respect to which options may be granted to an individual participant under the Incentive Plan will be 1,000,000 shares, subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure, as described below. Shares issued pursuant to the Incentive Plan will be authorized but unissued shares.

Eligibility and Administration

Employees, consultants, service providers and directors of the Company and its subsidiaries (the “Participants”) are eligible to be granted Awards under the program. The program is administered by the Compensation Committee, which determines which Participants receive Awards, the types of such Awards and the terms and conditions thereof. The actual number of Participants who will receive Awards under the Incentive Plan cannot be determined because selection for participation in such plan is in the sole discretion of the Compensation Committee. The Company has, however, generally granted Awards to all employees on an annual basis.

Awards

Incentive stock options (“ISOs”) intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of Common Shares as the Compensation Committee determines. The Compensation Committee is authorized to set the terms and conditions relating to any option Award, including the exercise price and the time and method of exercise, provided, however, that the terms of ISOs comply with the provisions of Section 422 of the Code. ISOs may only be granted to employees.

Awards of restricted shares and restricted share units are subject to such restrictions on transferability and other restrictions, if any, as the Compensation Committee may determine. Except as otherwise determined by the Compensation Committee, eligible Participants who are granted restricted shares have all of the rights of a shareholder.

The Compensation Committee may authorize Participants to purchase Common Shares at a price above, equal to or below the fair market value of the shares at the time of grant. Any such offer may be subject to the terms and conditions the Compensation Committee may impose.

Share Awards or Awards based on the value of the Company’s Common Shares may be granted to Participants, subject to such performance and employment conditions as the Compensation Committee may determine. Any such Awards and any shares covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Compensation Committee. Payments on such Awards which are based on the value of Common Shares may be made in shares or in cash or in a combination thereof, all as determined by the Compensation Committee in its sole discretion.

Currently, nonqualified stock options to purchase 10,000 Common Shares are granted automatically to each Non-Employee Director upon each such person becoming a Non-Employee Director. In addition, nonqualified stock options to purchase 2,000 Common Shares are granted to each Non-Employee Director on the day after each annual meeting of shareholders of the Company. Options awarded to Non-Employee Directors have an exercise price equal to the fair market value of the Common Shares on the date of grant, vest at a rate of 33 1/3% on each of the first, second and third anniversaries of the date of grant and terminate 10 years after the date of grant. A proposed amendment to these grants to Non-Employee Directors is set forth in Proposal Three of this Proxy Statement.

Nontransferability

Unless otherwise determined by the Compensation Committee with respect to certain transfers to family members, Awards are not transferable by the Participant other than by will or the laws of descent and distribution or pursuant to a beneficiary designation and are exercisable during the lifetime of the Participant only by such Participant or his or her guardian or legal representative.

Change in Control

Upon the occurrence of a Change in Control (as defined in the Incentive Plan), all options shall automatically become vested and exercisable in full and all restrictions, if any, on any Common Share Awards, restricted shares, or restricted Common Share units granted under the Incentive Plan shall automatically lapse.

Capital Structure Changes

In the event of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change or event, or any distribution to holders of the Common Shares other than regular cash dividends, that results in a change in the outstanding Common Shares, the number or kind of Common Shares available for options and other Awards under the Incentive Plan shall be adjusted by the Compensation Committee as it shall in its sole discretion deem equitable and the number and kind of Common Shares subject to any outstanding Awards granted under the Incentive Plan and the purchase price thereof shall be adjusted by the Compensation Committee as it shall in its sole discretion deem equitable to preserve the value of such Awards.

Amendment and Termination

The Board of Directors may amend, suspend or terminate the Incentive Plan or any portion thereof at any time, provided that (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except with respect to capital structure changes, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant’s written consent.

New Program Benefits

The amount of benefits that will be granted under the Incentive Plan cannot be determined at this time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN.

PROPOSAL THREE

AMENDMENT OF THE COMPANY’S INCENTIVE PLAN TO ALLOW FOR
THE GRANTING OF AWARDS TO THE COMPANY’S NON-EMPLOYEE
DIRECTORS

The shareholders are requested to approve the amendment to the Incentive Plan to allow for the granting of Awards to the Company’s Non-Employee Directors as set forth as Annex B to this Proxy Statement.

General

The Compensation Committee appointed an independent consulting firm in June 2004 to conduct a study on the Company’s compensation practices for its employees and Non-Employee Directors in comparison with its peer group. The consulting firm recommended to the Compensation Committee that grants to the Non-Employee Directors not be limited to nonqualified stock options so that other Awards may be granted when another type of Award would better further the interests of the Company. In June 2004, the Compensation Committee approved this proposal, and on July 30, 2004, the Board of Directors adopted, subject to the approval of the shareholders of the Company, the granting of Awards upon the recommendation of the Compensation Committee, subject to such conditions or restrictions, if any, the Compensation Committee may determine, to the Non-Employee Directors.

Currently, nonqualified stock options to purchase 10,000 Common Shares are granted automatically to each Non-Employee Director on the date he or she first becomes a Non-Employee Director. In addition, on the day after each annual general meeting of shareholders, each Non-Employee Director serving at such time is granted a nonqualified stock option to purchase 2,000 Common Shares. As discussed under “Compensation of Directors” in this Proxy Statement, Non-Employee Directors currently receive cash compensation as an annual retainer and as committee and meeting fees. The Company believes it is important that the interests of its directors be aligned with those of its shareholders and employees, and believes that the ability to grant the most appropriate Award will further such goal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN.

PROPOSAL FOUR

THE COMPANY AUDITORS PROPOSAL

Upon recommendation of the Audit and Risk Management Committee, the Board proposes that the shareholders ratify the appointment of KPMG, Hamilton, Bermuda to serve as the independent auditors of the Company for the 2005 fiscal year until the Company’s annual general meeting of shareholders in 2006. KPMG, Hamilton, Bermuda served as the independent auditors of the Company for the 2004 fiscal year. A representative of KPMG, Hamilton, Bermuda will attend the Meeting, and will be available to respond to questions and may make a statement if he or she so desires.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AUDITORS PROPOSAL.

PROPOSAL FIVE

AUTHORIZATION OF ELECTION OF DIRECTORS OF MAX RE

Pursuant to the Company’s Bye-laws, with respect to any matter required to be submitted to a vote of the shareholders of Max Re, the Company is required to submit a proposal relating to such matters to the shareholders of the Company and vote all the shares of Max Re owned by the Company in accordance with and proportional to such vote of the Company’s shareholders. Accordingly, the shareholders of the Company are being asked to consider this proposal.

The composition and class division of the Board of Directors of Max Re are the same as those of the Company. As provided in the Bye-laws of Max Re, the term of the Class 2 directors shall expire at the annual general meeting of the shareholders of Max Re in 2005. The current Class 2 directors are Messrs. William H. Heyman, Willis T, King, Jr., Peter A. Minton and Steven M. Skala, each of whom is a nominee for election as a Class 2 director at the Meeting. If elected, the term of each nominee will expire at Max Re’s annual general meeting of shareholders in 2008. The Board of Directors of Max Re has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director of Max Re if elected. In the event that any nominee is unable to serve as a director, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as the Board of Directors may propose. The Board of Directors unanimously recommends that you vote FOR the election of each of the nominees.

Set forth below is a list of each nominee for election as a director of Max Re and each person who is continuing as a director Max Re. Biographical information for each such person is set forth under Proposal One, Election of Directors of the Company.

NOMINEES FOR DIRECTOR OF MAX RE WHOSE TERMS, IF ELECTED, WILL EXPIRE IN 2008:

William H. Heyman
Willis T. King, Jr.
Peter A. Minton
Steven M. Skala

DIRECTORS OF MAX RE WHOSE TERMS WILL EXPIRE IN 2006:

Zack H. Bacon III
Laurence W. Cheng
John L. Marion
James L. Zech

DIRECTORS OF MAX RE WHOSE TERMS WILL EXPIRE IN 2007:

John R. Barber
W. Marston Becker
Robert J. Cooney
Mario P. Torsiello

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" AUTHORIZATION OF THE ELECTION OF THE NOMINEES ABOVE.

PROPOSAL SIX

MAX RE AUDITORS PROPOSAL

Pursuant to the Company’s Bye-laws, with respect to any matter required to be submitted to a vote of the shareholders of Max Re, the Company is required to submit a proposal relating to such matters to the shareholders of the Company and vote all the shares of Max Re owned by the Company in accordance with and proportional to such vote of the Company’s shareholders. Accordingly, the shareholders of the Company are being asked to consider this proposal.

The Board proposes that the shareholders authorize the ratification of the appointment of KPMG, Hamilton, Bermuda to serve as the independent auditors of Max Re for the 2005 fiscal year until Max Re’s annual general meeting of shareholders in 2006. KPMG, Hamilton, Bermuda served as the independent auditors of Max Re for the 2004 fiscal year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AUDITORS PROPOSAL.

ADDITIONAL INFORMATION

Other Action at the Meeting

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2004, including financial statements for the year ended December 31, 2004 and the auditors’ report thereon, has been sent to all shareholders. The Annual Report and Max Re’s Statutory Financial Statements and Return will be presented and discussed at the Meeting, and shareholders will be asked to receive such Annual Report, as well as the financial statements contained therein, and Max Re’s Statutory Financial Statements. Shareholders will also be asked to approve the minutes of the Annual Meeting of Shareholders in 2004.

As of the date of this Proxy Statement, the Company has no knowledge of any business, other than described herein and customary procedural matters, which will be presented for consideration at the Meeting. In the event any other business is properly presented at the Meeting, it is intended that the persons named in the accompanying proxy will have authority to vote such proxy in accordance with their judgment on such business.

Shareholder Proposals for Annual Meeting of Shareholders in 2006

Shareholder proposals must be received in writing by the Secretary of the Company and must comply with the requirements of Bermuda corporate law and the Company’s Bye-laws in order to be considered for inclusion in the Company’s Proxy Statement and form of Proxy relating to such meeting (the “2006 Proxy Statement”). The Company believes that shareholder proposals received by November 26, 2005 would be considered timely for inclusion in the 2006 Proxy Statement. Such proposals should be directed to the attention of the Secretary, Max Re Capital Ltd., P.O. Box HM 2565, Hamilton HM KX, Bermuda.

Shareholders who intend to nominate persons for election as directors at general meetings of the Company must comply with the advance notice procedures and other provisions set forth in the Bye-laws of the Company in order for such nominations to be properly brought before the general meeting. The Nominating and Corporate Governance Committee considers nominees to the Board recommended by shareholders. Any such recommendation must be sent to the Secretary of the Company not less than 120 days prior to the scheduled date of the Company’s annual general meeting of shareholders and must be accompanied by written notice signed by the person to be proposed of his or her willingness to be elected. Any such recommendation shall also include: (i) the names and addresses of the shareholders who intend to make the nomination and of the person or persons to be nominated, (ii) a representation that such shareholders are holders of record of shares entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the recommendation, (iii) the class and number of shares which are beneficially owned by such shareholders, (iv) a description of all arrangements or understandings between such shareholders and each nominee and any other person or persons nominations are to be made by such shareholders and (v) such other information regarding each nominee proposed by such shareholders as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act. The Nominating and Corporate Governance Committee may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

If a shareholder proposal is introduced at the 2006 annual general meeting of shareholders without any discussion of the proposal in the 2006 Proxy Statement and the shareholder does not notify the Company, in accordance with Bermuda corporate law, of the intent to raise such proposal at the annual general meeting of shareholders, then proxies received by the Company for the 2006 annual general meeting of shareholders will be voted by the persons named as such proxies in their discretion with respect to such proposal.

Costs of Solicitation

The cost of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person, although no compensation will be paid for such solicitation. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s Common Shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

By Order of the Board of Directors Robert J. Cooney Chairman of the Board Dated: March 23, 2005

Annex A

Section 3 of the Incentive Plan is hereby deleted and the following shall be inserted in lieu thereof:

“3.     Shares Subject to the Plan. Subject to adjustment in accordance with Section 17, the total of the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 8,000,000; provided, that, for purposes of this limitation, any shares subject to an Option which is canceled or expires without exercise shall again become available for Award under the Plan. Upon forfeiture of Awards in accordance with the provisions of the Plan and the terms and conditions of the Award, such shares shall no longer be counted against any determination of the number of shares available under the Plan and shall be available for subsequent Awards. Shares tendered by a Participant to pay all or part of the option price of an Option or to pay all or part of the taxes associated with the exercise of such Option or shares of Common Stock which are withheld upon exercise of an Option which would have otherwise been issued upon exercise of such Option shall be again available for issuance pursuant to Nonqualified Stock Options under the Plan. Subject to adjustment in accordance with Section 17, no Participant shall be granted, during any calendar year, Options to purchase more than 1,000,000 shares of Common Stock. Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.”

Annex B

Section 5 of the Incentive Plan is hereby deleted and the following shall be inserted in lieu thereof:

“5.     Eligibility. Individuals eligible to receive Awards under the Plan shall be the officers, other employees, consultants, service providers and directors of the Company and its Subsidiaries and such other individuals who will become employees, consultants, service providers or directors of the Company and its Subsidiaries after the date of grant, in either case, as selected by the Committee. In addition, all Non-Employee Directors shall be eligible to receive such Awards as the Committee may from time to time determine, as provided in Section 11 hereof.”

Section 11 of the Incentive Plan is hereby deleted and the following shall be inserted in lieu thereof:

“11.     Non-Employee Director Awards:

    (a)        The Committee, or such other committee as the Board may designate, shall in its discretion authorize the grant of Awards to Non-Employee Directors in such amounts and subject to such terms and conditions as the Committee, or such other designated committee, shall from time to time determine; provided that the granting of any Option hereunder shall be subject to Section 11(B).

    (b)        The purchase price for each Option granted under this Section 11 to a Non-Employee Director shall be the Fair Market Value of the Common Stock on the date of grant of the Option.”

Annex C

MAX RE CAPITAL LTD.
2000 STOCK INCENTIVE PLAN

        1. Purpose. The purpose of the Max Re Capital Ltd. 2000 Stock Incentive Plan (the “Plan”) is to enhance the ability of Max Re Capital Ltd. (the “Company”) and its subsidiaries to attract employees, consultants and directors of outstanding ability and to provide employees, consultants and directors with an interest in the Company parallel to that of the Company’s shareholders.

        2. Definitions.

(a) “Award”shall mean an award determined in accordance with the terms of the Plan.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Cause”shall mean (i) if a Participant is party to an employment agreement or consulting or similar agreement with the Company and such agreement includes a definition of Cause, the definition contained therein with respect to that Participant or (ii) if no such employment, consulting or similar agreement exists, it shall mean (A) a Participant’s habitual drug or alcohol use; (ii) a Participant’s conviction by a court of competent jurisdiction, or a pleading of “no contest” or guilty to a felony or the equivalent if outside the United States or any other crime involving fraud, dishonesty or moral turpitude; (iii) a Participant’s engaging in fraud, embezzlement or any other misconduct with respect to the Company or its affiliates; (iv) a Participant’s violation of any written Company policies or rules regarding conduct; or (v) a Participant’s failure or refusal to perform his duties for the Company or a Subsidiary.

(d) “Change in Control” shall mean (i) a sale, assignment, transfer or other disposition of securities in one or more related transactions where the shareholders immediately prior to such transaction cease to beneficially own more than 50% of the total combined voting power of the Company’s outstanding securities; (ii) a merger, consolidation, reorganization or similar corporate event in which the shareholders immediately prior to such transaction cease to beneficially own more than 50% of the total combined voting power of the Company’s outstanding securities or more than 50% or more of the total combined voting power of the resultant corporation or entity if the Company does not survive such transaction; or (iii) the sale, transfer, assignment or other disposition of all or substantially all of the Company’s property, assets or business to one or more unrelated parties. Notwithstanding the foregoing, no Change in Control shall be deemed to occur as a result of an Initial Public Offering of the Company or any necessary actions taken, as determined by the Board, in order to effectuate such Initial Public Offering.

(e) “Code”shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee”shall mean (i) prior to an Initial Public Offering, and subject to the provisions of Section 4 hereof, the entire Board and (ii) subsequent to an Initial Public Offering, the Board or a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are “non-employee directors” within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who are also “outside directors” within the meaning of Section 162(m) of the Code.

(g) “Common Stock” shall mean the common stock, $ 1.00 par value per share, of the Company.

(h) “Fair Market Value” per share as of a particular date shall mean the last reported sale price (on the day immediately preceding such date) of the Common Stock on the New York Stock Exchange (or any other exchange or national market system upon which price quotations for the Company’s Common Stock is regularly available); provided, however, that prior to an Initial Public Offering, Fair Market Value per share shall mean, as of any date, the fair market value on such date as determined in good faith by the Board, but shall be at least book value per share.

(i) “Immediate Family Member” shall mean, except as otherwise determined by the Committee, a Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings, in-laws and persons related by reason of legal adoption.

(j) “Initial Public Offering” shall mean the consummation of the first public offering of the Company’s Common Stock pursuant to a registration statement (other than on Form S-8 or successor forms) filed with, and declared effective by the Securities and Exchange Commission.

(k) “Incentive Stock Option” shall mean a stock option which is intended to meet the requirements of Section 422 of the Code.

(l) “Non-Employee Director” shall mean any member of the Board who is not an employee of the Company or any Subsidiary or is not directly nominated by a shareholder of the Company.

(m) “Nonqualified Stock Option” shall mean a stock option which is not intended to be an Incentive Stock Option.

(n) “Option”shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

(o) “Participant”shall mean an employee, consultant, service provider, or director of the Company or its Subsidiaries and any other individual who, will become an employee, consultant, service provider or director of the Company or it Subsidiaries after the date of grant, in either case, who is selected to participate in the Plan in accordance with Section 5.

(p) “Subsidiary”shall mean any affiliate or subsidiary of the Company; provided, that, with respect to Incentive Stock Options, such term shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

        3. Shares Subject to the Plan. Subject to adjustment in accordance with Section 17, the total of the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 5,000,000 provided, that, for purposes of this limitation, any shares subject to an Option which is canceled or expires without exercise shall again become available for Award under the Plan. Upon forfeiture of Awards in accordance with the provisions of the Plan and the terms and conditions of the Award, such shares shall no longer be counted against any determination of the number of shares available under the Plan and shall be available for subsequent Awards. Shares tendered by a Participant to pay all or part of the option price of an Option or to pay all or part of the taxes associated with the exercise of such Option or shares of Common Stock which are withheld upon exercise of an Option which would have otherwise been issued upon exercise of such Option shall be again available for issuance pursuant to Nonqualified Stock Options under the Plan. Subject to adjustment in accordance with Section 17, no Participant shall be granted, during any calendar year, Options to purchase more than 2,000,000 shares of Common Stock. Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

        4. Administration.

(a) The Plan shall be administered by the Board, unless and until the Board shall appoint a Committee to administer the Plan. All references to the Committee hereinafter shall mean the Board if no such Committee has been appointed.

(b) The Committee shall (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

(c) Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

(d) The Committee may delegate to officers or employees of the Company or any subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

(e) Members of the Committee and any officer or employee of the Company or any subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

        5. Eligibility. Individuals eligible to receive Awards under the Plan shall be the officers, other employees, consultants, service providers and directors of the Company and its Subsidiaries and such other individuals who will become employees, consultants, service providers or directors of the Company and its Subsidiaries after the date of grant, in either case, as selected by the Committee. In addition, all Non-Employee Directors shall be eligible to receive Options as provided in Section 11 hereof.

        6. Awards. Awards under the Plan may consist of Options, restricted Common Stock, restricted Common Stock units, purchases, share awards or other awards based on the value of the Common Stock. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

        7. Options. Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option agreement. The Committee may alter or waive, at any time, any term or condition of an Option that is not mandatory under the Plan.

(a) Types of Options and Limitation on Amount. Each Option agreement shall state whether or not the Option will be treated as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options shall only be granted to employees of the Company and its Subsidiaries. No employee shall be granted Incentive Stock Options which, when first exercisable during any calendar year (combined with all other incentive stock option plans of the Company and its Subsidiaries), will permit such employee to purchase stock that has an aggregate Fair Market Value (determined as of the time the Option is granted) of more than $100,000; provided, that, any Options granted in excess of such amount shall automatically be deemed to be Nonqualified Stock Options.

(b) Option Price. The purchase price per share of the Common Stock purchasable under an Option shall be determined by the Committee, but in the case of Incentive Stock Options, the Option price will be not less than 100% of the Fair Market Value of the Common Stock on the date of the grant of the Option and in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and its Subsidiaries (a “10% Shareholder”) the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.

(c) Option Period. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of 10 years from the date the Option is granted; provided, however, that in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed 5 years from the date of grant.

(d) Exercisability. Each Option shall vest at a rate determined by the Committee at or subsequent to grant.

(e) Method of Exercise. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option purchase price. Such payment shall be made: (a) in cash, or (b) to the extent authorized by the Committee, by surrender of shares of Common Stock owned by the holder of the Option for at least six (6) months prior to exercise of the Options, or (c) following an Initial Public Offering, through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or (d) through additional methods prescribed by the Committee, or (e) by a combination of any such methods. A Participant’s subsequent transfer or disposition on any shares acquired upon exercised on an Option shall be subject to any applicable U.S. or non-U.S. laws, specifically securities law.

        8. Restricted Stock. The Committee may from time to time award restricted Common Stock under the Plan to eligible Participants. Restricted Common Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the “Restricted Period”) as the Committee shall determine. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate. The Committee may alter or waive at any time any term or condition of restricted Common Stock that is not mandatory under the Plan.

        Unless otherwise determined by the Committee, upon termination of a Participant’s service relationship with the Company or any Subsidiary for any reason prior to the end of the Restricted Period, the restricted Common Stock shall be forfeited and the Participant shall have no right with respect to the Award.

        Except as restricted under the terms of the Plan and any Award agreement, any Participant awarded restricted Common Stock shall have all the rights of a shareholder.

        If a share certificate is issued in respect of restricted Common Stock, the certificate shall be registered in the name of the Participant, but shall be held by the Company for the account of the Participant until the end of the Restricted Period.

        The Committee may also award restricted Common Stock in the form of restricted Common Stock units having a value equal to an identical number of shares of Common Stock. Payment of restricted Common Stock units shall be made in shares of Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion.

        9. Stock Purchases. The Committee may authorize eligible individuals to purchase Common Stock in the Company at a price above, equal to or below the Fair Market Value of the shares at the time of grant. Any such offer may be subject to the conditions and terms the Committee may impose. The Company may make loans available to eligible Participants in connection with the purchase of shares of Common Stock, as the Committee, in its discretion, may determine. The terms and conditions of any such loans shall be determined by the Committee, in its sole discretion.

        10. Stock Awards. Subject to such performance and employment conditions as the Committee may determine, awards of shares of Common Stock or awards based on the value of the shares of Common Stock may be granted either alone or in addition to other Awards granted under the Plan. Any Awards under this Section 10 and any shares covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee. Payment of shares of Common Stock awards made under this Section 10 which are based on the value of shares of Common Stock may be made in shares or in cash or in a combination thereof (based upon the Fair Market Value of the shares on the date of payment), all as determined by the Committee in its sole discretion.

        11. Non-Employee Director Stock Options.

(a) Options. Nonqualified Stock Options to purchase 10,000 shares of Common Stock shall be granted automatically to each Non-Employee Director who is a Non-Employee Director on the day the shareholders approve the adoption of the Plan. With respect to each person who becomes a Non-Employee Director after such date, Nonqualified Stock Options to purchase 10,000 shares of Common Stock shall be granted automatically to each such Non-Employee Director on the day he or she first becomes a Non-Employee Director. In addition, on the day after each annual meeting of shareholders, each Non-Employee Director serving at such time shall be granted a Nonqualified Stock Option to purchase 2,000 shares of Common Stock.

(b) Option Price. The purchase price for each Option granted under this Section 11 to a Non-Employee Director shall be the Fair Market Value of the Common Stock on the date of grant of the Option.

(c) Exercisability. Each Option granted under Section 11(a) shall become exercisable and vest at a rate of 33-1/3% on each of the first, second and third anniversaries of the date of grant of such Option.

(d) Method of Exercise. Each Option granted under this Section 11 may be exercised in the same manner as provided in Section 7(e).

(e) Option Period. Each Option granted under this Section 11 shall terminate 10 years from the date of grant unless sooner terminated by reason of termination of service as a director of the Company and its Subsidiaries.

(f) Termination of Director Status. In the event of termination of service as a director of the Company for any reason, any portion of an Option granted under this Section 11 that would have become vested following such termination of service shall automatically become vested and the Option (to the extent exercisable as of the date of termination), shall be exercisable by the director or any prior transferee or by the Non-Employee Director’s designated beneficiary, or if none, the person(s) to whom such Non-Employee Director’s rights under the Option are transferred by will or the laws of descent and distribution, for one (1) year following such termination (but in no event beyond the term of the Option), and shall thereafter terminate.

(g) Except as expressly provided in this Section 11, any option granted to a Non-Employee Director hereunder shall be subject to the terms and conditions of the Plan.

        12. Change in Control. Upon the occurrence of a Change in Control, all Options shall automatically become vested and exercisable in full and all restrictions, if any, on any Common Stock awards, restricted Common Stock, or restricted Common Stock units granted hereunder shall automatically lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

        13. Withholding. The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company in cash such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan. At the discretion of the Committee, such taxes may be paid by (a) delivering previously owned shares of Common Stock or (b) having the Company retain shares which would otherwise be delivered upon exercise or payment of Awards or (c) any combination of a cash payment or the methods set forth in (a) and (b) above. For purposes of (a) and (b) above, shares of Common Stock shall be valued at their Fair Market Value. If and to the extent authorized by the Committee, the Company may, upon election by a Participant, withhold from any distribution of shares hereunder, shares of Common Stock with a Fair Market Value in excess of the Participant’s required minimum withholding obligation.

        14. Nontransferability, Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant’s lifetime, only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution.

        15. No Right to Employment. Nothing contained in the Plan or in any Award under the Plan shall confer upon any employee any right with respect to the continuation of employment with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company to terminate his or her employment at any time. Nothing contained in the Plan shall confer upon any employee or other person any claim or right to any Award under the Plan.

        16. Governmental Compliance. Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any U.S. or non-U.S. law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

        17. Adjustments. In the event of any share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change or event, or any distribution to holders of the shares of Common Stock other than regular cash dividends, that results in a change in the outstanding shares of Common Stock, the number or kind of shares of Common Stock available for Options and Awards under the Plan shall be adjusted by the Committee as it shall in its sole discretion deem equitable and the number and kind of shares of Common Stock subject to any outstanding Awards granted under the Plan and the purchase price thereof shall be adjusted by the Committee as it shall in its sole discretion deem equitable to preserve the value of such Awards.

        18. Award Agreement. Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

        19. Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in Section 17, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant’s written consent.

        20. General Provisions .

(a) The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

(b) All certificates for shares of Common Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the shares of Common Stock are then listed, and any applicable U.S. or non-U.S. securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of shares of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable U.S. or non-U.S. securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

(c) Following an Initial Public Offering, it is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 20(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(d) Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a shareholder with respect to any shares subject to an Award until a certificate or certificates evidencing shares shall have been issued to the Participant and, subject to Section 17, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

(e) The law of the State of New York shall apply to all Awards and interpretations under the Plan regardless of the effect of such state’s conflict of laws principles.

(f) Where the context requires, words in any gender shall include any other gender.

(g) Headings of Sections are inserted for convenience and reference, they do not constitute any part of this plan.

        21. Term of Plan. Subject to earlier termination pursuant to Section 19, the Plan shall have a term of 10 years from its Effective Date.

        22. Effective Date; Approval of Shareholders. The Plan is effective upon shareholder approval at the Company’s first annual meeting of shareholders (“Effective Date”).

        23. Reloads. The Committee may provide, at or subsequent to the date of grant of any Option (including without limitation Nonqualified Stock Options under Section 11 hereof), that in the event a Participant pays the option price of such option (in whole or in part) or satisfies his/her tax withholding obligations (in whole or in part) by tendering, Common Stock owned by the Optionee or having withheld Common Stock otherwise issuable upon exercise, such Participant shall automatically be granted a reload option for the number of shares of Common Stock used to pay the exercise price or otherwise withheld. The reload option shall be subject to the terms and conditions that the Committee will in its discretion provide, consistent with the terms of the Plan. The Committee may provide in any award agreement that if a reload option is granted as set forth above, one or more successive reload options will be automatically granted to an Optionee who pays all or part of the exercise price or satisfies his/her tax withholding obligations (in whole or in part) of any such reload option by tendering Common Stock owned by the Participant or having withheld Common Stock otherwise issuable upon exercise of such reload option.

        24. Shareholders Agreement. Prior to an Initial Public Offering, it is a condition to the exercise of any Option granted hereunder or any other Award granted hereunder that the Participant and any of his or her permitted transferees agree to be bound by the terms and conditions of the Company’s shareholders agreement as it may be amended from time to time (the “Shareholders Agreement”). In any event, any shares of Common Stock acquired with respect to any Award made hereunder shall be subject to the provisions of the Shareholders Agreement regarding restrictions on transfer and the right of certain shareholders to compel sale of shares of Common Stock. A copy of the Shareholders Agreement will be made available upon request.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE COMMON SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 ,4, 5 AND 6.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1A.	To elect William H. Heyman to the Board of Directors of Max Re Capital Ltd.	☐	☐	☐	2.	To approve an amendment to the Max Re Capital 2000 Incentive Plan, to increase the number of shares from 5,000,000 to 8,000,000.	☐	☐	☐	5A.	To authorize the election of William H. Heyman to the Board of Directors of Max Re Ltd.	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1B.	To elect Willis T. King, Jr. to the Board of Directors of Max Re Capital Ltd.	☐	☐	☐	3.	To approve an amendment to the Max Re Capital 2000 Incentive Plan to allow for the granting of Awards, as defined in the Incentive Plan, to the Company’s Non-Employee Directors as defined in the Incentive Plan.	☐	☐	☐	5B.	To authorize the election of Willis T. King, Jr. to the Board of Directors of Max Re Ltd.	☐	☐	☐
		FOR	AGAINST	ABSTAIN								FOR	AGAINST	ABSTAIN
1C.	To elect Peter A. Minton to the Board of Directors of Max Re Capital Ltd.	☐	☐	☐						5C.	To authorize the election of Peter A. Minton to the Board of Directors of Max Re Ltd.	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1D.	To elect Steven M. Skala to the Board of Directors of Max Re Capital Ltd.	☐	☐	☐	4.	Auditors. Appointment of KPMG, Hamilton, Bermuda, as independent auditors of Max Re Capital Ltd. for 2005.	☐	☐	☐	5D.	To authorize the election of Steven M. Skala to the Board of Directors of Max Re Ltd.	☐	☐	☐
												FOR	AGAINST	ABSTAIN
										6.	Auditors. Authorize appointment of KPMG, Hamilton, Bermuda as independent auditors for Max Re Ltd. for 2005.	☐	☐	☐
IN WITNESS WHEREOF, the undersigned has executed this Proxy on this ______ day of _______________ 2005.

Business Entity:_______________________________
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title.											(Print name of corporation, partnership or other business entity)
By: __________________________________________
Name: Title:
Individual: ____________________________________
(Print name of individual)
______________________________________________
(Signature)

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet voting is available through 11:59 PM Eastern Time
the day prior to annual meeting day.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/mxre Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at www.maxre.bm

PROXY

MAX RE CAPITAL LTD.

ANNUAL GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints N. James Tees and Sheila A. Gringley, each of them, as proxies of the undersigned, each with full power to act without the others and with full power of substitution, to vote all the Common Shares of Max Re Capital Ltd. held in the name of the undersigned at the close of business on March 10, 2005, at the Annual General Meeting of Shareholders to be held on April 28, 2005, at 1:00 p.m. (local time), and at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth below.

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

You can now access your Max Re Capital Ltd. account online.

Access your Max Re Capital Ltd. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Max Re Capital Ltd., now makes it easy and convenient to get current information on your shareholder account.

View account status View certificate history View book-entry information	View payment history for dividends Make address changes Obtain a duplicate 1099 tax form Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
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